                                                                    EXHIBIT 10.2


                             PPG AUTO GLASS, LLC


                     LIMITED LIABILITY COMPANY AGREEMENT


                                 June 13, 2000

                               TABLE OF CONTENTS

Article I.          General...........................................................................     1
     Section 1.1.   Name..............................................................................     1
     Section 1.2.   Principal Place of Business.......................................................     1
     Section 1.3.   Names and Addresses of Members....................................................     2
     Section 1.4.   Term of Existence.................................................................     2
     Section 1.5.   Agent for Service of Process......................................................     2
     Section 1.6.   Duties of Members.................................................................     2
     Section 1.7.   Duties of Managers................................................................     2
Article II.    Definitions............................................................................     2
Article III.   Purpose and Character of the Business..................................................     9
Article IV.    Members................................................................................     9
     Section 4.1.   Place and Time of Meetings........................................................     9
     Section 4.2.   No Annual Meetings................................................................    10
     Section 4.3.   Meetings..........................................................................    10
     Section 4.4.   Quorum, Adjourned Meetings........................................................    10
     Section 4.5.   Organization......................................................................    10
     Section 4.6.   Order of Business.................................................................    11
     Section 4.7.   Voting............................................................................    11
     Section 4.8.   Certain Actions...................................................................    11
     Section 4.9.   Notices of Meetings...............................................................    12
     Section 4.10.  Proxies...........................................................................    12
     Section 4.11.  Waiver of Notice..................................................................    12
     Section 4.12.  Written Action....................................................................    13
Article V.     New Members; Additional Equity Interests; Securities...................................    13
     Section 5.1.   Admission of New Members..........................................................    13
     Section 5.2.   Issuance of Additional Equity Interests...........................................    13
Article VI.   Management and Operation of Company Business............................................    13
     Section 6.1.   Authority of the Members..........................................................    13
     Section 6.2.   Board of Managers.................................................................    13
     Section 6.3.   Number, Qualification; Term of Office; Vote.......................................    14
     Section 6.4.   Initial Board.....................................................................    14
     Section 6.5.   Place of Meetings.................................................................    14
     Section 6.6.   Meetings..........................................................................    14
     Section 6.7.   Meetings Held Upon Member Demand..................................................    14
     Section 6.8.   Adjournments......................................................................    14
     Section 6.9.   Notice of Meetings................................................................    15
     Section 6.10.  Quorum............................................................................    15
     Section 6.11.  Absent Members....................................................................    15
     Section 6.12.  Conference Communications.........................................................    15

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
     Section 6.13.  Removal............................................................................    15
     Section 6.14.  Acts of Managers...................................................................    15
     Section 6.15.  Certain Actions....................................................................    15
     Section 6.15A. Litigation Matters.................................................................    18
     Section 6.15B. Operating Policies.................................................................    18
     Section 6.15C. Budget Preparation; Approvals and Delegation of Authority..........................    18
     Section 6.16.  Written Action.....................................................................    19
     Section 6.17.  Proxies............................................................................    19
     Section 6.18.  Committees.........................................................................    19
     Section 6.19.  Compensation.......................................................................    19
Article VII.   Officers................................................................................    20
     Section 7.1.   Number.............................................................................    20
     Section 7.2.   Election, Term of Office and Qualifications........................................    20
     Section 7.3.   Removal and Vacancies..............................................................    20
     Section 7.4.   Chair..............................................................................    21
     Section 7.5.   President..........................................................................    21
     Section 7.6.   Chief Financial Officer............................................................    21
     Section 7.7.   Secretary..........................................................................    21
     Section 7.8.   Director of Human Resources........................................................    22
     Section 7.9.   Controller.........................................................................    22
     Section 7.10.  Regional Vice Presidents...........................................................    22
     Section 7.11.  Duties of Other Officers...........................................................    22
     Section 7.12.  Compensation.......................................................................    22
Article VIII.  Indemnification.........................................................................    22
     Section 8.1.   Indemnification....................................................................    22
     Section 8.2.   Indemnification Procedures; Survival...............................................    24
Article IX.    Transfers...............................................................................    25
     Section 9.1.   Registration, Transfer and Exchange................................................    25
     Section 9.2.   Restriction on Transfers...........................................................    25
     Section 9.3.   Transfer by Legal Process..........................................................    25
     Section 9.4.   Conditions to Permitted............................................................    26
     Section 9.5.   Resignation........................................................................    27
Article X.     Books of Account; Reports and Fiscal Matters............................................    27
     Section 10.1.  Books; Place; Access...............................................................    27
     Section 10.2.  Annual Strategic Plan..............................................................    27
     Section 10.3.  Operating Budget...................................................................    27
     Section 10.4.  Financial Information..............................................................    28
     Section 10.5.  Tax Information....................................................................    30
     Section 10.6.  Tax Matters Partner................................................................    31
     Section 10.7.  Tax Elections......................................................................    31
Article XI.    Capital.................................................................................    31
     Section 11.1.  Initial Capital Contributions......................................................    31
     Section 11.2.  Additional Capital Contributions...................................................    31

     Section 11.3.  Special Capital Contributions......................................................    31
     Section 11.4.  No Right to Return of Contribution.................................................    32
     Section 11.5.  Loans to the Company; No Interest on Capital.......................................    32
     Section 11.6.  Creditor's Interest in the Company.................................................    32
     Section 11.7.  Liability of Members...............................................................    32
     Section 11.8.  Capital Accounts...................................................................    33
     Section 11.9   Termination of Defined Benefit Plans...............................................    33
Article XII.   Allocation of Profits and Losses........................................................    33
     Section 12.1.  Allocation of Profits and Losses...................................................    33
     Section 12.2.  Allocation of Profits and Losses - Special Allocations.............................    33
     Section 12.3.  Limitation on Loss Allocation......................................................    33
     Section 12.4.  Regulatory Allocations.............................................................    34
     Section 12.5.  Tax Allocations:  Section 704(c) of the Code.......................................    34
     Section 12.6.  Other Allocation Rules.............................................................    34
Article XIII.  Distributions...........................................................................    35
     Section 13.1.  Distributions......................................................................    35
     Section 13.2   Advance Distributions for Basket Amounts...........................................    35
     Section 13.3.  Limitations on Distributions.......................................................    39
Article XIV.   Rights in the Event of a Change in Control of a Member and Poor Financial Performance...    39
     Section 14.1.  PPG Purchase Rights Upon a Change in Control of Apogee.............................    39
     Section 14.2   Apogee Repurchase Right Upon a Change in Control of PPG's Glass Business...........    41
     Section 14.3   Apogee's Rights in the Event of Poor Financial Performance.........................    42
     Section 14.4   PPG's Rights in the Event of Poor Financial Performance............................    45
Article XV.    Dissolution and Liquidation.............................................................    46
     Section 15.1.  Events Causing Dissolution.........................................................    46
     Section 15.2.  Continuation of Business...........................................................    46
     Section 15.3.  Liquidation and Winding Up.........................................................    46
     Section 15.4.  Compliance with Timing Requirements of Regulations.................................    47
Article XVI.   Amendment...............................................................................    48
Article XVII.  Approval of Reorganizations and Bankruptcy..............................................    48
Article XVIII. Representations and Warranties of the Members...........................................    48
     Section 18.1.  Representations and Warranties of the Members......................................    48
Article XIX.   Miscellaneous Provisions................................................................    49
     Section 19.1.  Channel Conflict; Confidentiality and Nonsolicitation..............................    49
     Section 19.2.  Additional Actions and Documents...................................................    51
     Section 19.3.  Notice.............................................................................    51
     Section 19.4.  Severability.......................................................................    51
     Section 19.5.  Survival...........................................................................    52
     Section 19.6.  Waivers............................................................................    52
     Section 19.7.  Exercise of Rights.................................................................    52
     Section 19.8.  Binding Effect.....................................................................    52

     Section 19.9.  Limitation on Benefits of this Agreement..........................................    52
     Section 19.10. Waiver of Partition...............................................................    52
     Section 19.11. Entire Agreement..................................................................    52
     Section 19.12. Pronouns..........................................................................    53
     Section 19.13. Headings..........................................................................    53
     Section 19.14. Governing Law.....................................................................    53
     Section 19.15. Dispute Resolution................................................................    53
     Section 19.16. Jurisdiction; Venue; Process......................................................    56
     Section 19.17. Execution in Counterparts.........................................................    56

                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                              PPG AUTO GLASS, LLC


          THIS LIMITED LIABILITY COMPANY AGREEMENT made and entered into as of this 13/th/ day of June, 2000, by and between the Persons (as defined in Article
II) named on Schedule A attached hereto (hereinafter, such Persons are referred to collectively as the "Members" and individually as a "Member");

          WHEREAS, the undersigned will constitute all of the initial Members of PPG Auto Glass, LLC, a Delaware limited company (the "Company") upon the first day of the commencement of the Company's operations;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Members, intending to be legally bound, agree as follows:

                                  Article I.
                                    General
                                    -------

          The parties hereto hereby agree that this Agreement constitutes the "limited liability company agreement" of the Company within the meaning of
Section 18-101(7) of the Delaware Limited Liability Company Act, as amended (the "Act"), and hereby adopt, approve and ratify the execution and filing in the office of the Secretary of State of the State of Delaware of the certificate of formation of the Company by Joseph W. Wirth, an individual resident of the State of Minnesota, on June 12, 2000 (the "Certificate of Formation") in the form attached hereto as Exhibit 1 and acknowledge, approve and ratify his designation as an "authorized person" of the Company in the Certificate of Formation as contemplated by Section 18-201(a) of the Act. The parties agree that the Agreement shall be effective as of the Closing (as defined herein) and that they shall comply with the provisions and requirements of the Act and that the Act shall govern the rights, duties and obligations of the Members, except as otherwise expressly stated herein.

          Section 1.1.  Name.  The name of the Company shall be, and the
                        ----
business shall be conducted, upon the Closing under the name of, "PPG Auto Glass, LLC."

          Section 1.2.  Principal Place of Business.  The location of the
                        ---------------------------
principal place of business of the Company shall be Pittsburgh, Pennsylvania or such other place as the Board of Managers (as defined in Article II) may from time to time determine (the "Principal Office").

          Section 1.3.  Names and Addresses of Members.  The names and
                        ------------------------------
addresses of the Members are as set forth in Schedule A hereto.

          Section 1.4.  Term of Existence.  The Company shall be formed as of
                        -----------------
the time of the filing of the Certificate of Formation in the Office of the Secretary of State of Delaware and its term of existence shall be perpetual, unless earlier terminated, dissolved or liquidated in accordance with the provisions of this Agreement.

          Section 1.5.  Agent for Service of Process.  The name and address of
                        ----------------------------
the agent for service of process is, until changed by the Board of Managers, The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          Section 1.6.  Duties of Members.  The only duties of the Members to
                        -----------------
the Company or to each other in respect of the Company shall be those established in this Agreement, and there shall be no other express or implied duties of the Members to the Company or to each other in respect of the Company.

          Section 1.7.  Duties of Managers.  Each Manager (as defined in
                        ------------------
Article II) shall owe duties of care and loyalty to the Company and the Members. A Manager shall not be personally liable to the Company or the Members for monetary damages for breach of fiduciary duty as a Manager except (a) for any breach of the Manager's duty of loyalty to the Company or the Members; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (c) for any transaction from which such Manager derived an improper personal benefit.

                                  Article II.
                                  Definitions
                                  -----------

          Unless the context otherwise specifies or requires, the terms defined in this Article II shall, for the purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used herein are defined elsewhere in the Agreement.

          "Act" means the Delaware Limited Liability Company Act, as amended
           ---
from time to time.

          "Affiliate" means, when used with reference to a specified Person, (i)
           ---------
any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person, (ii) any Person that is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person has a substantial beneficial interest, and (iv) any relative or spouse of the specified Person.

          "Affiliated Group Subsidiary" shall mean, with respect to any person,
           ---------------------------
any Person, any other Person of which such first Person owns, either directly or through its Subsidiaries or Affiliates, more than 50% of (i)the total combined voting power of all classes of voting securities of such second Person, (ii) the capital or profit interests therein, or (iii) otherwise has the power to elect a majority of the board of directors, managers or trustees or similar managing body.

          "Agreement" means this Limited Liability Company Agreement, as it may
           ---------
be amended or supplemented from time to time.

          "Apogee" means Apogee Enterprises, Inc.
           ------

          "Board of Managers" means the Board of Managers of the Company
           -----------------
established pursuant to Article VI hereof.

          "Board Supermajority" means at least 80% of the members of the Board
           -------------------
of Managers; provided, that a Board Supermajority shall in all instances include
             --------
at least one Manager designated by Apogee and one Manager designated by PPG.

          "Capital Account" is defined in Section 11.8 hereof.
           ---------------

          "Capital Contribution" means the amount of money or the value of the
           --------------------
property (as agreed by the Members as of the date of contribution) contributed to the Company by any Member, either pursuant to the Contribution Agreement or otherwise.

          "Capital Expenditures" means for any period, the sum, without
           --------------------
duplication, of: (i) the aggregate amount of all expenditures of the Company for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, (ii) the aggregate amount of all capitalized lease liabilities, as determined in accordance with GAAP, incurred during such period; and (iii) the purchase price for all acquisitions.

          "Capital Expenditure Budget" means the annual budget with respect to
           --------------------------
Capital Expenditures to be approved by the Board of Managers on an annual basis, which budget will be included within the Operating Budget.

          "Chair" is defined in Section 7.4 hereof.
           -----

          "Change in Control" with respect to any entity means:
           -----------------

          (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who did not own shares of the capital stock of such entity on the date hereof becomes the "Beneficial Owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of such entity representing 50% or more of the combined voting power of such entity's then outstanding securities; or

          (b) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or successor provision thereto, whether or not such entity is then subject to such reporting requirements including, without limitation, any of the following events:

               (i) the consummation of any consolidation, combination or merger of such entity in which such entity is not the continuing or surviving corporation or pursuant to which shares of such entity's common stock would be converted into cash, securities, or other property, other than a merger of such entity in which the holders of such entity's common stock immediately prior to the consolidation, combination or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

               (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of such entity, or

               (iii) a corporate spin-off or spin-out or other similar Reorganization transaction;

provided, however, that, if any of the foregoing transactions is consummated
--------  -------
with a Permitted Transferee, such transaction shall not be deemed to be a Change in Control transaction for purposes of Article XIV hereof.

          "Chief Financial Officer" is defined in Section 7.6 hereof.
           -----------------------

          "Closing" means the first day of the commencement of the business
           -------
operations of the Company in connection with the consummation of the transactions contemplated by the Contribution Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
Treasury Regulations promulgated thereunder. Any reference in this Agreement to a Section of the Code or the Treasury Regulations shall be considered also to include any subsequent amendment or replacement of that Section.

          "Company" means PPG Auto Glass, LLC, the Delaware limited liability
           -------
company formed pursuant to the filing of the Certificate of Formation in Delaware and the terms of this Agreement.

          "Confidential Information" means information disclosed to a Member or
           ------------------------
known by a Member as a consequence of, or through his relationship with, the Company, about the customers, suppliers, employees (including compensation paid to employees or other terms of employment), operations, processes, products, inventions, business methods, principals, marketing methods, costs, prices, contractual relationships, regulatory status, trade secrets, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists of the Company and its Subsidiaries.

          "Contribution Agreement" means that certain Contribution and
           ----------------------
Assumption Agreement by and among PPG Auto Glass LLC, Apogee Enterprises, Inc. and PPG Industries, Inc. dated as of the date hereof.

          "Control" (including, with correlative meanings, the terms "controlled
           -------
by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.

          "Debt/Cap. Ratio" means, as of any date, the outstanding principal
           ---------------
under the Company's then-current credit facility divided by the total capitalization of the Company as it appears on the Company's most recent month-end balance sheet, without giving effect to any Basket Loans outstanding.

          "Defined Benefit Plans" means the tax qualified and non-qualified
           ---------------------
defined benefit pension plans sponsored by the Company which were created pursuant to the Contribution Agreement as result of contributions by PPG, other than the Money Purchase Plan for union employees at Location 384 (South Bend) and Location 207 (Fenton).

          "EBIT" means the Company's consolidated earnings before interest and
           ----
taxes, as determined from the financial statements of the Company, prepared in accordance with Section 10.4 hereof, for the relevant period.

          "EBITDA" means the Company's consolidated earnings before interest,
           ------
taxes, depreciation and amortization, as determined from the financial statements of the Company, prepared in accordance with Section 10.4 hereof, for the relevant period.

          "Equity Percentage" means the percentage of the outstanding equity
           -----------------
interest of the Company held by a Member at any date; as of the date hereof, Equity Percentage for any Member means the percentage set forth for such Member on Schedule A attached hereto. The Equity Percentage of a Member shall not change except as specifically contemplated by this Agreement. The Equity Percentage of a Member shall not be affected by changes in the Capital Account amounts.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fiscal Year" means the twelve (12) month accounting period of the
           -----------
Company ending on December 31 of each year, or such other date as the Board of Managers may determine from time to time.

          "Manager" is defined in Section 6.3 hereof.
           -------

          "Membership Interest" means the entire Equity Percentage interest of a
           -------------------
Member in the Company at any particular time, including, without limitation, the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under law, together with the obligations of such Member to comply with all of the terms and provisions set forth in this Agreement and under law.

          "Members" means the Persons executing this Agreement from the Closing
           -------
until they cease to be Members and the Persons that are hereafter admitted to the Company as Members in accordance with this Agreement, it being understood that the Persons executing this Agreement shall only become Members upon making their initial Capital Contributions as contemplated by the Contribution Agreement in connection with the Closing.

          "Member Special Vote" means 100% of the Equity Percentage of all
           -------------------
Members.

          "Minority Member" means the Member having a Membership Interest
           ---------------
representing less than a 50% Equity Percentage.

          "Named Officers" is defined in Section 7.1 hereof.
           --------------

          "Net Cash Flow" means the cash proceeds from Company operations
           -------------
including sales and dispositions of property, changes in working capital, dividends, interest and royalties, if any, less cash used for (i) operating expenditures (including supply and inventory purchases), (ii) Capital Expenditures, and (iii) payment of scheduled, mandatory principal and/or interest payments coming due under the Company's then-current credit facility. Net Cash Flow shall not be reduced or increased by any amounts received or owed by the Company in connection with any transaction pursuant to Section 13.2 (Basket Transactions) or any amounts received or owed by the Company in connection with the Defined Benefit Plans of the Company.

          "Nonsolicitation Period" means the period commencing on the Closing
           ----------------------
and ending on the date on which the Member in question no longer has a Membership Interest.

          "Operating Budget" is defined in Section 10.3 hereof.
           ----------------

          "Permitted Transferee" shall mean, with respect to any specified
           --------------------
Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person, including, without limitation, each Affiliated Group Subsidiary of such Person, at the time at which the determination of affiliation is being made.

          "Person" means any natural person, corporation, limited liability
           ------
company, association, partnership (whether general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

          "PPG" means PPG Industries, Inc.
           ---

          "PPG Funding Account" means a special bookkeeping account of the
           -------------------
Company established for the purpose of funding the Defined Benefit Plans of the Company.

          "President" is defined in Section 7.5 hereof.
           ---------

          "Principal Office" is defined in Section 1.2 hereof.
           ----------------

          "Profits" or "Losses" mean, for each Fiscal Year, (a) for tax
           -------      ------
purposes, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the adjustments indicated in the Tax Matters Exhibit, (b) for Capital Account maintenance purposes, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 704 and the regulations thereunder, with the adjustments indicated in the Tax Matters Exhibit, and (c) for financial reporting purposes, an amount equal to the Company's income or loss for such year or period, determined in accordance with the accounting principles of US GAAP.

          "Reorganization" means (a) any consolidation, combination or merger of
           --------------
the Company with or into any other Person, whether or not the Company is the surviving entity, (b) any sale, exchange or other transaction pursuant to which outstanding Membership Interests are converted into other securities, property or money or (c) any sale, transfer or other disposition of all or substantially all of the Company's assets in a single transaction or a series of related transactions. A dissolution or liquidation of the Company pursuant to Article XV hereof will not constitute a "Reorganization" within the meaning of this Agreement.

          "Secretary" is defined in Section 7.7 hereof.
           ---------

          "Special Capital Contributions" means a contribution to the capital of
           -----------------------------
the Company pursuant to Section 11.3 hereof to fund an expenditure which shall be charged solely to the Capital Account of the Member making the Special Capital Contribution.

          "Strategic Plan" is defined in Section 10.2.
           --------------

          "Strategy Value" means the value of the Company determined by making a
           --------------
three (3) year discounted cash flow analysis (without including any terminal value and prior to the payment of any dividends to the Members), using PPG's then-current cost of capital (which, as of the date hereof, is 12.5% per year). In determining the Strategy Value, the calculation methodology and the weighted average cost of capital rate shall be consistent when calculating the percentage deviation between year over year Strategy Values.

          "Subsidiary" means any other Person (i) whose securities having a
           ----------
majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

          "Tax Matters Exhibit" means Exhibit 2 to this Agreement.
           -------------------        ---------

          "Transfer" means the sale, assignment, transfer, conveyance,
           --------
withdrawal, mortgage, pledge, hypothecation, exchange or other disposition of (including through any merger, share exchange or consolidation) any part or all of a Member's Membership Interest, whether or not for value and whether such disposition is voluntary, involuntary, by operation of law or otherwise.

          "Treasury Regulations" or "Treas. Reg." refers to the regulations
           --------------------      -----------
promulgated by the United States Treasury Department under the Code.

                         Index of Other Defined Terms
                         ----------------------------

               Term                                   Article or Section
               ----                                   ------------------
          Adjusted Capital Account Deficit            12.2
          Advance Distribution                        13.2
          Apogee MBO                                  13.2
          Apogee Notice Date                          14.1(a)
          Apogee Performance Trigger Notice           14.3(a)
          Apogee Performance Trigger Notice Date      14.3(a)
          Apogee Performance Trigger Purchase Date    14.3(c)
          Apogee Repurchase Date                      14.2(c)
          Arbitrators                                 19.15(c)
          ARG Notice Date                             14.2(a)
          Basket Amount                               13.2(a)
          Basket Capital Expenditures                 13.2(a)
          Basket Compliance Certificate               13.2(a)
          Basket Loan                                 13.2(b)
          Beneficial Owner                            Article II
          Bonus Program                               6.15(f)
          Buy-Out Formula Price                       14.1(b)
          Certificate of Formation                    Article I
          Channel Conflict Document                   19.1(a)
          Closing Agreements                          6.15(j)
          Controller                                  7.1
          Director of Material Management             7.1
          Dispute                                     19.15
          Dispute Trigger Notice                      19.15(d)

          Draft Value                                 14.3(e)(vii)
          Federal Arbitration Act                     19.15(c)
          GAAP                                        10.4(a)(i)
          Harmon Retail                               10.4(c)
          Human Resources Director                    7.1
          Indemnitee                                  8.1(a)
          Initial Facility                            6.15(d)
          Majority Member                             14.2
          Minority Member Purchase Date               14.1(c)
          Network                                     14.3(e)(i)
          Orphan Branch                               14.3(e)(iii)
          Other Director                              8.1(a)
          Performance Measurement Period              14.3
          Poor Financial Performance Event            14.3
          PPG Dispute Trigger Notice                  19.15(f)
          PPG Performance Trigger Notice              14.4(a)
          PPG Performance Trigger Notice Date         14.4(a)
          PPG's Glass Business                        14.2
          Public Company                              19.1(b)
          Purchase Offer                              14.3(d)(i)
          Qualified Transferee                        14.3(d)(i)
          Regional Vice Presidents                    7.1
          Regulatory Allocations                      12.3
          Salary Scale                                6.15(f)
          Securities Act                              18.1(a)
          TMP                                         10.7
          Transferee                                  14.3(d)(i)
          Trial Counsel                               6.15A


                                 Article III.
                     Purpose and Character of the Business
                     -------------------------------------

          The purpose and character of the business of the Company shall be to purchase, market and sell automotive glass parts and related supplies for sale to wholesalers and retail automotive glass retailers located primarily in the United States, to undertake commercial business activities that are directly related to or in support of such business, and to undertake and carry on any other lawful business, purpose or activity permitted under the Act and approved by a Member Special Vote.

                                  Article IV.
                                    Members
                                    -------

          Section 4.1.  Place and Time of Meetings.  Meetings of the Members
                        --------------------------
may be held at such place and at such time as may be designated by the Board of Managers, but only for the purposes as provided for in Section 4.3 or as otherwise requested by all Members in writing.

In the absence of a designation of place, meetings shall be held at the Principal Office. In the absence of a designation of time, meetings shall be held at 10:00 a.m. Any or all Members may participate in any meeting of Members by any means of conference communication through which all Members may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, Members participating pursuant to this provision shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

          Section 4.2.  No Annual Meetings.  There shall be no requirement for
                        ------------------
the Members to hold, and the Members shall not hold, annual meetings, whether for the appointment of Managers or for the transaction of any other business as may otherwise properly come before such a meeting.

          Section 4.3.  Meetings.  Meetings of the Members shall be held only
                        --------
for the purposes set forth in Section 4.8 hereof or as may otherwise hereafter be required by the Act. Any action required by the Members under the Act shall conform as closely as possible to the intent of the Members as reflected by the specific terms of this Agreement. Meetings shall be called by the Secretary at the written demand of (a) a majority of all Managers, (b) the Chair or (c) Members holding an Equity Percentage of at least 25%. Such demand shall state the purpose or purposes of the proposed meeting. Within ten days after the Secretary shall receive a proper demand to call a meeting, he or she shall cause a meeting to be duly called on a business day determined by the Secretary at least twenty (20) days after, and within sixty (60) days of, the date of receipt of such request. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the demand.

          Section 4.4.  Quorum, Adjourned Meetings.  Members holding an Equity
                        --------------------------
Percentage of at least 80% shall constitute a quorum for the transaction of business at any meeting of the Members for a purpose set forth in Section 4.8 hereof; with respect to any other meeting of the Members for a different purpose, if any, that is then required by the Act, Members holding an Equity Percentage of at least 51%, or such higher percentage as may be required by the Act, shall constitute a quorum for such meeting. If a quorum is not present at a meeting, the Members present and entitled to vote shall adjourn to such day as they shall agree upon by a vote of the majority in voting interest present and entitled to vote. Notice of any adjourned meeting need not be given to any Member present at such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the Members may continue to transact business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum.
If no quorum is present at two (2) consecutive meetings with respect to the same Member Special Vote matter, the party requesting the meeting may refer the Member Special Vote matter to a dispute resolution under Section 19.15, as if such matter had been presented for a vote.

          Section 4.5.  Organization.  At each meeting of the Members, the
                        ------------
Chair or, in his or her absence, the Person chosen to act as Chair by a majority in voting interest of the

Members present and entitled to vote, shall act as Chair; and the Secretary or, in his or her absence, any person whom the Chair of the meeting shall appoint, shall act as Secretary of the meeting.

          Section 4.6.  Order of Business.  The order of business at each
                        -----------------
meeting of the Members shall be determined by the Chair of the meeting, but such order of business may be changed by the vote of 100% in voting interest of the Members present and entitled to vote.

          Section 4.7.  Voting.  Subject to any different voting rights that
                        ------
may be established for any Members after the date hereof, each Member entitled to vote at a meeting of Members or entitled to express consent in writing to action without a meeting shall have voting rights equal to the Equity Percentage held by such Member on the record date set for such meeting (or, if no record date has been set, the date of the meeting), determined on the books of the Company. All questions at a meeting of the Members shall be decided by the vote of the outstanding Equity Percentages of all Members required by Section 4.8 hereof or the Act, as applicable.

          Section 4.8.  Certain Actions.  The following actions shall require
                        ---------------
the approval or authorization of a Member Special Vote:

          (a) The approval of any Reorganization;

          (b) The authorization or issuance of any equity interests of any kind in the Company in addition to the equity interests held by Apogee and PPG on the date hereof, pursuant to Section 5.2 hereof;

          (c) The amendment of any Article, Section or term of this Agreement or of the Certificate of Formation, pursuant to Article XVI hereof;

          (d) The authorization of the Company to undertake activities in addition to those specifically identified in Article III hereof;

          (e) The authorization of admission of new Members, and any changes in rights of Members related to the Equity Percentages, pursuant to Section 5.1 hereof;

          (f) Any change in the size of the Board of Managers, pursuant to
Section 6.3 hereof;

          (g) The authorization of additional Capital Contributions of Members, pursuant to Section 11.2 hereof;

          (h) The authorization of any federal or state bankruptcy or similar proceeding, pursuant to Article XVII hereof;

          (i) Any modification to the Channel Conflict procedures, as contemplated by Section 19.1 (a) hereof and the CCD;

          (j) The acquisition by the Company of assets in excess of 20% of the book value of the Company; and

          (k) The disposition of assets by the Company in excess of 20% of the book value of the Company.

          Section 4.9.   Notices of Meetings.  Every Member shall furnish the
                         -------------------
Secretary with a post office address at which notices of meetings and requests for consents to action without a meeting and all other communications may be mailed to him, her or it. A written notice of each meeting of Members shall be given not less than twenty (20) nor more than sixty (60) days before the date of such meeting to each Member by delivering such notice to him, her or it personally or depositing the same in the United States mail, postage prepaid, directed to him, her or it at the post office address shown upon the records of the Company. Service of notice is complete upon mailing. Personal delivery to any officer of a corporation or association or to any member of a partnership, in each case, previously designated by such Member to receive such notices, is delivery to such corporation, association or partnership. Every notice of a meeting of Members shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

          Section 4.10.  Proxies.  Each Member entitled to vote at a meeting
                         -------
of Members or consent to action without a meeting may authorize another Person or Persons to act for him, her or it by proxy by an instrument executed in writing and filed with the Secretary. A Member may submit such instrument by telegram, cablegram, facsimile or other means of electronic transmission setting forth or submitted with information sufficient to determine that such Member authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided, that it is a complete and legible
                         --------
reproduction of the entire original. If any such instrument designates two (2) or more Persons to act as proxies, any proxy may exercise all of the powers conferred by such written instrument unless the instrument shall otherwise provide. No proxy shall be valid for more than one (1) year from the date of its execution. Subject to the above, any proxy may be revoked if an instrument revoking such proxy or a proxy bearing a later date is filed with the Secretary.

          Section 4.11.  Waiver of Notice.  Notice of any meeting may be
                         ----------------
waived either before, at or after such meeting in writing signed by the Member entitled to the notice. Attendance by a Member at a meeting shall constitute a waiver of notice of such meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          Section 4.12.  Written Action.  Any action that may be taken at a
                         --------------
meeting of the Members may be taken without a meeting if done in writing and signed by all of the Members.

                                   Article V.
              New Members; Additional Equity Interests; Securities
              ----------------------------------------------------

          Section 5.1.  Admission of New Members.  The Members, by a Member
                        ------------------------
Special Vote, may from time to time admit additional Members to the Company.
All Members shall be required to have an interest in the Company represented by its Equity Percentage. Unless otherwise authorized by the Members by a Member Special Vote in accordance with this Article V, all Members shall hold equity interests in the Company that are entitled to vote and otherwise have equal rights and preferences, in accordance with the percentage of Equity Percentage so held, in all matters, and the Profits or Losses, subject to Regulatory Allocations, and distributions of cash or other assets, of the Company shall be allocated among the Members of the Company in proportion to the Equity Percentages held by the Members. The Members, by vote of not less than a Member Special Vote, may fix (i) the relative rights and preferences of different classes and series of equity interests in the Company and (ii) may authorize the issuance of securities convertible into, or exchangeable for, and options, warrants and rights to purchase, such equity interests.

          Section 5.2.  Issuance of Additional Equity Interests.  The Members,
                        ---------------------------------------
by a Member Special Vote, may issue additional equity interests in the Company from time to time to existing or new Members. Such equity interests may be issued for any consideration, including, without limitation, cash or other property, tangible or intangible, received or to be received by the Company or services rendered or to be rendered to the Company. At the time of authorization of the issuance of additional equity interests, the Members shall state, by resolution, their determination of the fair value to the Company in monetary terms of any consideration other than cash for which such equity interests are to be issued.

                                  Article VI.
                  Management and Operation of Company Business
                  --------------------------------------------

          Section 6.1.  Authority of the Members.  Except as otherwise
                        ------------------------
expressly provided herein, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, or bind any other Member or the Company. Each of the Members represents, warrants and agrees that it shall disclose in writing to all third parties with whom such Member is in contact concerning the affairs or the business of the Company that such Member does not have any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company unless expressly authorized by the Board of Managers.

          Section 6.2.  Board of Managers.  The business and affairs of the
                        -----------------
Company shall be managed by or under the authority of the Board of Managers, except as otherwise required by the Act or this Agreement.

          Section 6.3.  Number, Qualification; Term of Office; Vote.  The
                        -------------------------------------------
Board of Managers shall initially consist of five (5) members, of which two (2) shall be designated by Apogee and three (3) shall be designated by PPG (each a "Manager"). The size of the Board of Managers may be changed only by a Member Special Vote and the number of Managers designated by a Member shall be in the same proportion as such Member's initial number of designees bears to the initial size of the Board of Managers until such time as a Member's Equity Percentage (determined as of any fiscal year-end of the Company) represents less than 50% of the initial Equity Percentage of such Member; when such event occurs, the size of the Board of Managers and number of designees assignable to each Member shall be adjusted to reflect, as accurately as reasonable under the circumstances, such Member's then-current Equity Percentage. Subject to the preceding sentence, each of Apogee and PPG (and any new, additional Member which is entitled to designate a Manager) may designate a replacement representative at any time and from time to time for any one or more of the Managers it or they have designated by giving written notice of such replacement to the Company and the other Managers, which replacement shall be effective upon the giving of such notice. Each Manager shall have one vote with respect to all matters to come before the Board of Managers.

          Section 6.4.  Initial Board.  Upon the Closing, the initial Board of
                        -------------
Managers shall be comprised of two (2) Apogee designees and three (3) PPG designees, to be designated in writing by each designating party to the other party prior to the Closing.

          Section 6.5.  Place of Meetings.  Meetings of the Board of Managers
                        -----------------
shall be held at the Principal Office of the Company or at such other place as may be agreed by the members of such Board from time to time.

          Section 6.6.  Meetings.  A meeting of the Board of Managers may be
                        --------
called for any purpose or purposes at any time by the Chair or by any Member who holds an Equity Percentage of at least 25% and who shall demand such meeting by written notice given to the Chair specifying the purposes of such meeting.
There shall be at least one regular meeting of the Board of Managers in each Fiscal Year.

          Section 6.7.  Meetings Held Upon Member Demand.  Within ten (10)
                        --------------------------------
business days after the Chair receives a valid demand for a meeting of the Board of Managers from a Member, it shall be the duty of the Chair to cause a special or regular meeting of the Board of Managers, as the case may be, to be duly called and held on notice no less than ten business days and no later than twenty (20) business days after receipt of such demand. If the Chair fails to cause such a meeting to be called and held as required by this Section 6.7, the Member or Members making the demand may call the meeting by giving notice as provided in Section 6.9 at the expense of the Company.

          Section 6.8.  Adjournments.  Any meeting of the Board of Managers
                        ------------
may be adjourned from time to time to another date, time and place. If any meeting of the Board of Managers is so adjourned, no notice as to such adjourned meeting need be given to the Managers present if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

          Section 6.9.  Notice of Meetings.  Unless otherwise required by law,
                        ------------------
written notice of each meeting of the Board of Managers, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten (10) days and not more than twenty (20) business days prior to the meeting to every member of the Board of Managers. A Manager may waive notice of the date, time, place and purpose or purposes of a meeting of the Board of Managers. A waiver of notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Manager at a meeting is a waiver of notice of that meeting, unless the Manager objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          Section 6.10.  Quorum.  A majority of the Managers shall constitute
                         ------
a quorum for the transaction of business at each meeting of the Board of Managers.

          Section 6.11.  Absent Members.  A Manager may give advance written
                         --------------
consent or opposition to a proposal to be acted on at a meeting of the Board of Managers. If such Manager is not present at the meeting, such consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Manager has consented or objected.

          Section 6.12.  Conference Communications.  Any or all of the
                         -------------------------
Managers may participate in any meeting of the Board of Managers, or of any duly constituted committee thereof, by any means of communication through which such members may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, Managers participating pursuant to this Section 6.12 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

          Section 6.13.  Removal.  Any Manager may be removed from office at
                         -------
any time, with or without cause, but only by the Member that designated such Manager.

          Section 6.14.  Acts of Managers.  Except as otherwise provided in
                         ----------------
Section 6.15 hereof, the Board of Managers shall take action by the affirmative vote of a majority of the total number of Managers present and eligible to vote at a meeting of Managers duly noticed and held and at which a quorum of Managers is present, and any such act shall be deemed to be the action of the Board of Managers for all purposes of this Agreement and the Act.

          Section 6.15.  Certain Actions.  The following actions shall require
                         ---------------
the approval or authorization of a Board Supermajority:

          (a)  Transaction of any business outside the scope specified in
Article III;

          (b) The approval of the Operating Budget (including the Capital Expenditures Budget) for the Company's first year of operations (to be agreed by the Members prior to the Closing and included in the records of the Company); thereafter the approval of each Operating Budget that reflects a projected level of EBIT that is 15% or more below the actual EBIT results for the immediately prior Fiscal Year;

          (c) The approval of the Strategic Plan for the Company's first year of operations (to be agreed by the Members prior to the Closing and included in the records of the Company); thereafter the approval of each Strategic Plan that contemplates a 20% or more deviation in the Company's Strategy Value from the Strategy Value set forth in the most recent Strategic Plan previously approved by the Board in accordance with Article VI of this Agreement and, if applicable, this Section 6.15;

          (d) Except as provided for in Section 13.2, the entering into of any revolving credit agreement or other agreement for borrowed money other than (i) the initial credit facility agreed to by the Members as of the Closing (the "Initial Facility") or (ii) amendments or replacements to the Initial Facility that (A) do not contain terms (other than interest rate terms) less favorable to the Company than those contained in the Initial Facility; the parties acknowledging, however, that any such interest rate provisions shall be on terms that are then currently available from independent third party lenders for a borrower with a credit rating equivalent to that of the Company at the time at which the Company is seeking the proposed amendment or replacement facility, (B) do not result in the Company's debt-to-capitalization ratio exceeding 25%, and
(C) would not restrict in any manner or otherwise conflict with the ability of the Company to make the quarterly distributions to the Members as contemplated by the initial terms of Section 13.1 hereof;

          (e) The granting of any lien, charge or encumbrance upon any of the Company's assets except as granted in the ordinary course of business of the Company;

          (f) The approval of the compensation terms (including salary and bonus) for officers of the Company and approval of the initial incentive compensation program for officers of the Company (the "Bonus Program") and the base salary rate for officers of the Company (the "Salary Scale"), but only if such terms exceed the then applicable Hay Group parameters in effect at the time for PPG employees within an applicable grade level;

          (g) The approval of the initial set of benefit plans or arrangements to be offered by the Company, any material changes to any such plan or arrangement, and new benefit plans or arrangements proposed to be adopted thereafter, excepting the Defined Benefit Plans of the Company;

          (h) The initial appointment (or any change thereto) of the certified public accountants for the Company; provided that, so long as the Company has
                                    --------
retained the independent auditors of either PPG or Apogee, no Board Supermajority vote shall be required;

          (i) The initial approval (or any change thereto) of the principal outside corporate counsel for the Company; provided that, so long as PPG's
                                           --------
Equity Percentage exceeds 50%, the Company may use the services of PPG's internal corporate counsel to handle routine, day-to-day matters as to which the Members' interests are aligned, and the Company shall reimburse PPG for the reasonable costs of such services pursuant to a services agreement entered into prior to the Closing;

          (j) Any amendment of any definitive agreement entered into on or prior to the Closing to which the Company and either Member (or affiliate of such Member) are parties (collectively, the "Closing Agreements");

          (k) The making of any investments in equity or debt securities of any Person other than in cash and cash equivalents for cash management purposes or otherwise in the ordinary course of business of the Company;

          (l) The entering into of any transactions with Affiliates of either of the Members, other than those transactions contemplated by this Agreement and the Closing Agreements;

          (m) The approval of a change to any of the Company's financial, accounting, environmental, health and safety, human resources or other policies (all of which, initially, shall be the same as the comparable policies of PPG applied to controlled subsidiaries of PPG) or any tax elections of the Company to the extent that such change would result in a material cost to the Company or either of the Members and is not compelled by changes to the comparable policies of PPG; provided that, if PPG's Equity Percentage is less than 50%, then the
        --------
Company shall not be required to adopt or use PPG's comparable policies and a Board Supermajority approval shall be required for the approval of any change in such policies;

          (n) Except as provided for in Section 13.2, the making of any distributions to the Members in an amount less than or greater than the distributions determined pursuant to Section 13.1 hereof;

          (o) The authorization of the creation and/or delegation of authority and responsibility of any Board committee, or any modification thereto, pursuant to Section 6.18 hereof;

          (p) The authorization of the designation or elimination of new officer positions for the Company, pursuant to Sections 7.1 and 7.2 hereof;

          (q) The election of the President, the Chief Financial Officer and the Director of Human Resources, at such time as PPG's Equity Percentage is less than 50%, pursuant to Section 7.2 hereof.

          (r) The authorization of certain elections with respect to tax allocations; pursuant to Section 12.5 hereof; and

          (s) The authorization of changes that affect allocation of Profits and Losses to Members, pursuant to Section 12.6 hereof.

For purposes of this Agreement, the term "ordinary course of business" shall mean the ordinary course of business of the Company as conducted in accordance with the specific purpose set forth in Article III (as such Article may be amended from time to time by Special Member Vote) consistent with past practice. To the extent that the Company, from time to time, has any Subsidiaries, reference to the Company in this Section 6.15 shall be deemed to refer to the Company and its Subsidiaries.

          Section 6.15A.  Litigation Matters.  All potential or actual
                          ------------------
litigation matters (e.g., legal claims, disputes or lawsuits) involving the Company that would result in a financial liability to the Company not covered by insurance in excess of $250,000, or that may otherwise have a material detrimental effect on the reputation of the Company shall be (i) referred to outside, reputable and experienced litigation counsel ("Trial Counsel") and (ii) presented for discussion to the Board of Managers, and no such matter shall be settled or otherwise finally resolved without the approval of the Board of Managers. The Board of Managers shall, in good faith, seek to resolve all such matters by Board Supermajority but, if unable to do so, shall be entitled to resolve by a majority vote pursuant to Section 6.14 hereof, so long as the Board of Managers acting by majority vote shall have voted to adopt the recommendation of Trial Counsel for such matter. If any such matter is resolved without a Board Supermajority or without the Board of Directors having adopted the recommendation of the Trial Counsel, and if a Minority Member represented on the Board does not agree with such resolution, such Member shall be entitled to notify the other Member or Members of its disagreement and such disagreement shall trigger the dispute resolution mechanisms set forth in Section 19.15 hereof.

          Section 6.15B.  Operating Policies.  The Members agree that, so long
                          ------------------
as PPG's Equity Percentage exceeds 50%, the Company shall adopt the financial, accounting, environmental, health and safety, human resources and other, similar policies of PPG applicable to controlled subsidiaries of PPG and any modifications to such policies required to be made, from time to time thereafter, by PPG. In the event that any policy or modification would impose a material cost to any Member, and any Member objects thereto, such Member shall be entitled to notify the other Member or Members of its disagreement and such disagreement shall trigger the dispute resolution mechanisms set forth in
Section 19.15 hereof.

          Section 6.15C.  Budget Preparation; Approvals and Delegation of
                          -----------------------------------------------
Authority.    The Members agree that, so long as PPG's Equity Percentage exceeds
---------
50%, the Company shall adopt the budget preparation, approval of Capital Expenditures, approval of contracts, delegation of authority and similar policies of PPG as in effect from time to time. In the event that the Company does not follow such PPG policies, any Member shall be entitled to notify the other Member or Members of its disagreement and such disagreement shall trigger dispute resolution mechanisms set forth in Section 19.15 hereof.

          Section 6.16.  Written Action.  Any action which might be taken at a
                         --------------
meeting of the Board of Managers, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a number of the members of the Board of Managers, or committee members, whose approval would be sufficient to approve the action at a meeting at which all of the members of the Board of Managers (or such committee) were present; provided, that no such
                                                    --------
written action shall be valid unless signed by at least one Manager designated by Apogee and one Manager designated by PPG.

          Section 6.17.  Proxies.  A Manager may cast or authorize the casting
                         -------
of a vote by filing a written appointment of a proxy with the Chair at or before the meeting at which the appointment is to be effective. The Manager may sign or authorize the written appointment by telegram, cablegram, facsimile or other means of electronic transmission setting forth or submitted with information sufficient to determine that the Manager authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided, that it
                                                             --------
is a complete and legible reproduction of the entire original. Subject to the above, any proxy may be revoked if an instrument revoking such proxy or a proxy bearing a later date is filed by the Manager who originally delivered the proxy with the Chair. For the avoidance of doubt, the Members acknowledge that any Manager appointed by a Member who will not be attending a meeting of the Board of Managers shall be entitled to designate another Person (who shall be a natural Person) to act as a substitute Manager (with all powers of the absent Manager) on behalf of the absent, appointed Manager for such meeting.

          Section 6.18.  Committees.
                         ----------

          (a) A resolution approved by a Board Supermajority may establish committees having the authority of the Board of Managers in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more Persons, who need not be members of the Board of Managers. Committees are subject to the direction and control of the Board of Managers, and vacancies in the membership thereof shall be filled by, a resolution approved by a Board Supermajority.

          (b) A quorum for the transaction of business of a committee shall be the number provided for in the resolution approved by a Board Supermajority creating such committee.

          Section 6.19.  Compensation.  Members of the Board of Managers shall
                         ------------
not be compensated by the Company for serving in such capacity. The Company shall bear the travel and out-of-pocket expenses, if any, incurred by each Member's respective representatives in attending meetings of the Board of Managers.

                                  Article VII.
                                    Officers
                                    --------

          Section 7.1.  Number.  The officers of the Company, all of whom
                        ------
shall be natural Persons, shall consist of a Chair, a President, a Chief Financial Officer, a Secretary, a Controller, and four (4) Regional Vice Presidents (the "Named Officers"), and any other officers and agents that may be designated from time to time by a vote of a Board Supermajority. The Members also expect the Company to hire a Human Resources Director and a Director of Material Management, neither of whom shall be deemed "Named Officers." Any natural Person may hold two (2) or more offices.

          Section 7.2.  Election, Term of Office and Qualifications.  At each
                        -------------------------------------------
annual meeting of the Board of Managers, all officers shall be elected. Such officers shall hold office until the next annual meeting of the Board of Managers or until their successors are elected and qualified, or until such office is eliminated by amendment of this Agreement, in the case of the Named Officers, or a vote of a Board Supermajority, in the case of officers other than Named Officers. An officer who is a Manager shall hold office until the election and qualification of his or her successor even though he or she may cease to be a Manager. So long as PPG's Equity Percentage exceeds 50%, the President, the Chief Financial Officer and the Director of Human Resources shall be elected by the Managers designated by PPG. At such time as PPG no longer holds such Equity Percentage, such officers shall be elected by a Board Supermajority Vote. The Controller shall be elected by the Managers designated by Apogee. During the first five (5) years of the Company's operations, two (2) Regional Vice Presidents shall be elected by the Managers designated by PPG, and two (2) Regional Vice Presidents and the Director of Material Management shall be elected by the Managers designated by Apogee; thereafter, such officers shall be elected by a majority of the Board of Managers. Notwithstanding the foregoing, the initial Members agree that one of PPG's two (2) elected Regional Vice President, Glenn N. Hartman, may be designated by PPG for a period ending in November 2005, so long as its initial designee for that position is still employed in that position for such period.

          Section 7.3.  Removal and Vacancies.  Any officer, other than the
                        ---------------------
Controller, may be removed from office with or without cause upon a vote of a majority of the Board of Managers; the Controller may be removed from office with or without cause upon a vote of a majority of the Board of Managers provided that (i) the Board of Managers shall provide the Controller and Apogee with written notice specifying the reasons for the Board's decision and reasonable opportunity to cure the issues or problems specified in the notice (unless the reason provided by the Board of Managers is a finding by the Board of Managers that cause exists to terminate the Controller such that providing an opportunity to cure would cause harm to the Company) and (ii) if the problem asserted by the Board of Managers is not cured to the satisfaction of the Board of Managers (or is not curable on account of a finding of cause) and a majority of the Board of Managers continues to desire to terminate the Controller, the Board of Managers shall convene a special meeting at which the Controller and his or her counsel and counsel for Apogee will be afforded an opportunity to address the entire Board with respect to any issues or questions they may have regarding the reasons and basis for the termination. Such removal shall be without prejudice to the contract rights of the person so removed. A vacancy among the Named Officers, the other officers specifically identified in Section 7.2, and all other Company officers, if any, due to death, resignation, removal or otherwise shall be filled for the unexpired term by the Board of Managers in accordance with the provisions of
Section 7.2 hereof, unless such office is eliminated.

          Section 7.4.  Chair.  The Chair shall preside at all meetings of the
                        -----
Members and Managers and shall have such other duties as may be prescribed, from time to time, by the Board of Managers. The Chair shall be a Manager and shall be elected by the Board of Managers.

          Section 7.5.  President.
                        ---------

          (a)     Day-to-Day Operations.  The Company shall be managed by a
                  ---------------------
President. The Board of Managers delegates to the President the authority to oversee and supervise the Company's business. Except as otherwise provided in this Agreement, the President shall be authorized to determine all questions relating to the day-to-day conduct, operation and management of the business of the Company. The President shall be responsible to the Board of Managers.

          (b)     General.  The President shall be entitled to delegate such
                  -------
part of his or her duties as he or she may deem reasonable or necessary in the conduct of the business of the Company to one or more employees of the Company, who shall each have such duties and authority as shall be determined from time to time by the President or as may be set forth in any agreement between such employee and the Company.

          (c) Identity and Compensation.  So long as PPG's Equity Percentage
              -------------------------
exceeds 50%, the President shall be an employee of PPG. The President shall receive such compensation as may be determined from time to time by the Board of Managers in accordance with Article VI of this Agreement and, if applicable,
Section 6.15 hereof.

          Section 7.6.  Chief Financial Officer.  So long as PPG's Equity
                        -----------------------
Percentage is in excess of 50%, the Chief Financial Officer shall be an employee of PPG. The Chief Financial Officer shall keep or cause to be kept accurate accounts of all moneys of the Company received or disbursed. He or she shall deposit or cause to be deposited all moneys, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board of Managers shall from time to time designate. He or she shall have power to endorse or cause to be endorsed for deposit or collection all notes, checks and drafts received by the Company. He or she shall disburse or cause to be disbursed the funds of the Company as ordered by the President, making proper vouchers therefor. He or she shall render to the Board of Managers or any Member whenever required or requested an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company and shall perform such other duties as may from time to time be prescribed by the Board of Managers.

          Section 7.7.  Secretary.  The Secretary shall be secretary of and
                        ---------
shall attend all meetings of the Members and Board of Managers and shall record all proceedings of such meetings in the minute book of the Company. He or she shall give proper notice of meetings of Members and the Board of Managers. He or she shall perform such other duties as may from time to time be prescribed by the Board of Managers.

          Section 7.8.   Director of Human Resources.  So long as PPG's Equity
                         ---------------------------
Percentage exceeds 50%, the Director of Human Resources shall be an employee of PPG. The Director of Human Resources shall report to the President and shall be primarily responsible for managing human resources functional areas of the Company, including employment/staffing below the Named Officers or other Company officers controlled by this Agreement, benefits administration, compensation administration, labor relations, organizational development, performance management, succession planning and training. He or she shall perform such other duties as may from time to time be prescribed by the Board of Managers.

          Section 7.9.   Controller.  The Controller shall be an employee of
                         ----------
Apogee. The Controller shall report to the Chief Financial Officer and the Managers designated by Apogee and his or her duties shall include (i) such portion of the duties set forth in Section 7.6 hereof as may be delegated to him or her by the President or Chief Financial Officer and (ii) such additional duties as may from time to time be prescribed by the Managers designated by Apogee. He or she shall also perform such other duties as may from time to time be prescribed by the Board of Managers.

          Section 7.10.  Regional Vice Presidents.  Subject to the designation
                         ------------------------
rights set forth in Section 7.2 hereof, during the first five (5) years of operations, a Regional Vice President need not be an employee of PPG or Apogee. A Regional Vice President shall be responsible for the general management of a designated geographic region of the Company's business as a profit center, including direct management to support and execute the Company's long-term Strategic Plan and short-term operating plan. He or she shall perform such other duties as may from time to time be prescribed by the Board of Managers.

          Section 7.11.  Duties of Other Officers.  The duties of such other
                         ------------------------
officers and agents as the Board of Managers may designate shall be set forth in the resolution creating such office or agency or by subsequent resolution.

          Section 7.12.  Compensation.  The Named Officers of the Company
                         ------------
shall receive such compensation for their services as may be determined from time to time by the Board of Managers in accordance with Article VI of this Agreement and, if applicable, Section 6.15 hereof, and the compensation of all other employees of the Company shall be determined by the President.

                                 Article VIII.
                                Indemnification
                                ---------------

          Section 8.1.   Indemnification.
                         ---------------

          (a) To the fullest extent permitted by law, each Manager, each Named Officer and the Director of Human Resources and the Director of Materials Management (both, an "Other Director") (all of the foregoing, individually, an "Indemnitee") shall be indemnified, held harmless and defended by the Company from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company or by reason of the Indemnitee's status as a Manager, Named Officer or Other Director, regardless of whether the Indemnitee continues to be a Manager, Named Officer or Other Director of the Company at the time any such loss, claim, damage, liability or other expense is paid or incurred if (i) the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, (ii) the Indemnitee's conduct did not constitute intentional misconduct or a material breach of the terms of this Agreement, (iii) the Indemnitee's conduct did not involve a transaction from which the Manager or Named Officer or Other Director derived an improper personal benefit, and (iv) the Indemnitee's conduct was not in material violation of any of the published business conduct policies of the Company then in effect. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standards specified in clauses
(i), (ii), (iii) or (iv) of this Section 8.1(a).

          (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 8.1 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section 8.1.

          (c) The indemnification provided by this Section 8.1 shall be in addition to any other rights to which any Indemnitee may be entitled under any other agreement, pursuant to any vote of the Managers, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Indemnities.

          (d) Any indemnification under this Section 8.1 shall be satisfied solely out of the assets of the Company and no Indemnitee shall have any recourse against any Member with respect to such indemnification.

          (e) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in Section 8.1(a) hereof.

          (f) The Company may, but shall have no obligation to, purchase and maintain insurance covering any potential liability of the Indemnitees for any actions or omissions for which indemnification is permitted hereunder, including such types of insurance (including extended coverage liability and casualty and workers' compensation) as would be customary for any person engaged in a similar business, and may name the Indemnitees as additional insured parties thereunder.

          Section 8.2.  Indemnification Procedures; Survival.
                        ------------------------------------

          (a) Promptly after receipt by an Indemnitee of notice of the commencement of any action that may result in a claim for indemnification pursuant to Section 8.1 hereof, the Indemnitee shall notify the Company in writing within thirty (30) days thereafter; provided, however, that any omission
                                            --------  -------
so to notify the Company will not relieve it of any liability for indemnification hereunder as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Company) nor from any other liability that it may have to any Indemnitee.

          (b) An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being given the notice required above or (iii) the Indemnitee shall have been advised by its counsel that representation of such Indemnitee and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company, unless, but only to the extent, that the Indemnitees have actual or potential differing interests with each other that would require separate representation under the applicable and appropriate standards of professional conduct.

          (c) The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (d) The indemnification obligations set forth in Section 8.1 hereof and this Section 8.2 shall survive the termination of this Agreement.

                                  Article IX.
                                   Transfers
                                   ---------

          Section 9.1.  Registration, Transfer and Exchange.
                        -----------------------------------

          (a) The Company shall keep at the Principal Office a register in which shall be entered the names and addresses of the Members and all Transfers of Equity Percentages

          (b) Subject to this Article IX, each Transfer of any portion or all of a Membership Interest shall be registered on the effective date of the Transfer, exchange or other issuance; provided, however, that no registration of any
                            --------  -------
Transfer not made in compliance with this Article IX, and to the extent applicable, Article XIV or Section 19.15, shall be made in the register.

          (c) Transfer of any portion or all of a Membership Interest on the books of the Company may be authorized only by the Member named in the Company register, the Member's legal representative or the Member's duly authorized attorney-in-fact. The Company may treat as the absolute owner of a Membership Interest the person or persons in whose name the Membership Interest is registered on the books of the Company.

          Section 9.2.  Restriction on Transfers.  In addition to any
                        ------------------------
restrictions imposed by the federal securities laws and any applicable state securities or "blue-sky" laws, except for transfers in accordance with Article XIV or Section 19.15, no Member may Transfer all or any part of its Membership Interest, whether for consideration or not, and no transferee thereof shall have any rights in the Company or be or have any rights as a Member with respect to all or any part of any such Membership Interest attempted to be Transferred, and any such attempted Transfer of all or any part of a Membership Interest shall be entirely null and void, unless Members holding 100% of the outstanding Membership Interest that is held by non-transferring Members consent to the Transfer and the admission of such transferee as a Member if such Transfer is to a Person, other than the Company, who is not then a Member; provided, however,
                                                            --------  -------
that a Member may Transfer any portion or all of a Membership Interest held by such Member to a Permitted Transferee of such Transferring Member without the consent of the other Members hereto; provided, further, however, that all rights
                                     --------  -------  -------
under this Agreement, other than to receive the economic benefit thereof, with respect to a portion of a Membership Interest transferred to a Permitted Transferee shall be retained by the Transferring Member and, in the event of a Change in Control of a Permitted Transferee, all such Membership Interest shall be transferred back to the Transferring Member on or prior to the occurrence of such Change in Control. In connection with the Closing, Apogee contemplates that one or more of its Affiliated Group Subsidiaries may become a Member and a party to this Agreement; in such event, any such Affiliated Group Subsidiary of Apogee becoming a Member shall have only the rights of a Permitted Transferee with respect to its Membership Interest as set forth in the immediately preceding sentence. In the event of a Transfer of any portion or all of a Membership Interest in accordance with this Section 9.2, the transferee shall become a party to this Agreement as a Member and shall have all of the rights and obligations of the transferring Member hereunder except to the extent otherwise provided in this Section 9.2. The appropriate Company records shall be noted to prevent any Transfers in violation of this Section 9.2.

          Section 9.3.  Transfer by Legal Process.  Upon any involuntary
                        -------------------------
Transfer of all or any portion of the Membership Interest of a Member pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, divorce decree, bankruptcy or other legal process (or by operation of law resulting from the death, disability, liquidation, dissolution or winding-up of a Member), such Member shall cease to be a Member, but any successor to the transferred Membership Interest shall have no right to become a Member or vote in any Company matters unless admitted by affirmative vote of a Member or Members who hold 100% of the Membership Interest other than the Membership Interest so transferred, subject to the provisions of Section 9.5 hereof. If such successor does not become a Member, such successor shall be merely an assignee within the meaning of Section 18-702(b) of the Act.

          Section 9.4.  Conditions to Permitted Transfers.  No Transfer
                        ---------------------------------
otherwise permitted by any provisions of this Agreement shall be valid unless and until the following conditions are satisfied (any of which may be waived by the Board of Managers in its discretion):

          (a) The transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and confirm the agreement of the transferee to be bound by the provisions of this Agreement; provided, however, that in the case of an involuntary Transfer of any
           --------  -------
portion or all of a Membership Interest by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel of the Company.

          (b) Except in the case of an involuntary Transfer of any portion or all of a Membership Interest by operation of law, where no opinion of counsel is required, the transferor shall furnish to the Company an opinion of counsel, which counsel and opinion shall be satisfactory to the Company, to the effect that:

               (i) The Transfer will not cause the Company to terminate for federal income tax purposes under Section 708 of the Code;

               (ii) The Transfer is either exempt from all applicable registration requirements and such Transfer will not violate any applicable federal and state laws regulating the Transfer of securities, or the Membership Interest to be transferred is duly and properly registered under all applicable federal and state securities laws; and

               (iii) The Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

          (c) The transferor shall provide written notice to the Members of the proposed Transfer at least fifteen (15) days prior to the proposed effective date of the Transfer.

          (d) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Membership Interest transferred and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information, statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Membership Interest until it has received such information.

          (e) The transferee shall reimburse the Company for all costs and expenses reasonably incurred by the Company in connection with such Transfer including, without limitation, (i) the fees and expenses of any appraiser retained by the Company to determine the value of such Membership Interest; and
(ii) all reasonable expenses in connection with admission as a Member, including, without limitation, legal fees and costs of the preparation, execution, filing or publishing of any amendment to the Certificate of Formation or this Agreement.

          Section 9.5.   Resignation.  No Member shall be entitled to resign or
                         -----------
retire from the Company prior to the dissolution and winding up of the Company pursuant to Article XV hereof without the unanimous consent of the other Members of the Company.

                                   Article X.
                  Books of Account; Reports and Fiscal Matters
                  --------------------------------------------

          Section 10.1.  Books; Place; Access.  The Chief Financial Officer
                         --------------------
and the Controller shall maintain books of account on behalf of the Company at the Principal Office or such other place as may be designated by the Board of Managers. All Members shall at all reasonable times have access to and the right to inspect the same.

          Section 10.2.  Annual Strategic Plan.  The Members shall agree on
                         ---------------------
the Company's initial strategic plan, to cover the period ending December 31, 2000, at or prior to the Closing (such strategic plan and subsequent strategic plans in accordance with this Section 10.2, the "Strategic Plan"). Thereafter, no less than forty-five (45) days before January 1 of each Fiscal Year of the Company commencing on or after January 1, 2001, the Company's President, Chief Financial Officer and Controller shall submit an annual strategic plan for the ensuing Fiscal Year (which shall also set forth the Company's strategy on a rolling five (5) year basis) (the "Strategic Plan") for the review and approval of the Board of Managers in accordance with Article VI of this Agreement and, if applicable, Section 6.15 hereof. Each Strategic Plan shall be in such form and shall contain such information as shall be requested or required by the Board of Managers.

          Section 10.3.  Operating Budget.  The Members shall agree on the
                         ----------------
initial Operating Budget, for the period ended December 31, 2000, at or prior to the Closing. Thereafter, no less than forty-five (45) days before January 1 of each Fiscal Year of the Company commencing on or after January 1, 2001, the Company's President, Chief Financial Officer and Controller shall submit a new annual operating budget ("Operating Budget") for the Company for the ensuing Fiscal Year for the review and approval of the Board of Managers in accordance with Article VI of this Agreement and, if applicable, Section 6.15 hereof. Each Operating Budget shall be in such form and shall contain such information as shall be requested or required by the Board of Managers; the Operating Budget will include the Capital Expenditures Budget. The Company may incur only the costs and expenditures, including

Capital Expenditures, set forth in an approved Operating Budget (subject to the ability to apply line item cost savings, contingency line item amounts, budget variances, etc., if any, contained in such Operating Budget), without any further approval of the Board of Managers pursuant to Article VI and, if applicable, Section 6.15 hereof. Once an Operating Budget (including the Capital Expenditure Budget) is approved for a Fiscal Year, the Board of Managers shall not approve an increased Operating Budget (or Capital Expenditure Budget) for such Fiscal Year except as otherwise expressly contemplated by such previously approved Operating Budget.

          Section 10.4.  Financial Information.
                         ---------------------

          (a)  The Company shall furnish to each Member:

               (i)       Monthly Statements.  As soon as available, but not
                         ------------------
     later than fifteen (15) days after the end of each monthly accounting period, an unaudited, consolidated, internal financial report of the Company and its Subsidiaries, which report shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") (except that such financial statements need not include footnotes and shall be subject to normal, year-end audit adjustments), and otherwise be in the form provided to the Company's senior management, and which shall include the following:

                         (A) a profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current Fiscal Year to the last day of such monthly accounting period;

                         (B) a balance sheet as at the last day of such monthly accounting period;

                         (C) a cash flow analysis for such monthly accounting period on a cumulative basis for the current Fiscal Year to date; and

                         (D) a comparison between the actual figures for such monthly accounting period and the comparable figures for the prior year and the amount budgeted for such monthly accounting period, with an explanation of any material differences between the actual results and the budget for such period.

               (ii)      Quarterly Reports.  As soon as available, but not later
                         -----------------
     than fifteen (15) days after the end of each quarterly accounting period (other than the last quarterly period of each Fiscal Year), (A) an unaudited consolidated financial report of the Company and its Subsidiaries, prepared in accordance with GAAP (except that such financial statements need not include footnotes) including, with respect to such quarterly accounting period, the statements and comparisons referred to in subsection (i)(D) above and a statement of cash flows and statement of operations for such quarterly accounting period, and (B) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for the three (3) prior monthly accounting periods, which shall include a comparison between operating and financial results and the corresponding plan or budget.

               (iii)     Annual Audit.  As soon as available, but not later than
                         ------------
     seventy-five (75) days after the end of each Fiscal Year of the Company, audited consolidated financial statements of the Company and its Subsidiaries, which shall include a statement of cash flows and statement of operations for such Fiscal Year and a balance sheet as of the last day thereof, each prepared in accordance with GAAP (except as set forth in the notes thereto), and accompanied by the audit report of a firm of independent certified public accountants of recognized national standing selected in accordance with Article VI of this Agreement and, if applicable, Section 6.15 hereof. The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its independent certified public accountants to render the report referred to in this subsection.

               (iv)      Strategic Plan and Operating Budget.  Within thirty
                         -----------------------------------
     (30) days prior to the end of each Fiscal Year a copy of each of the Strategic Plan and the Operating Budget.

               (v)       Subsidiaries.  If for any period the Company shall have
                         ------------
     any Subsidiary or Subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing clauses shall be consolidated (and consolidating if normally prepared by the Company) financial statements of the Company and all such consolidated Subsidiaries.

               (vi)      GAAP Reporting.  The financial statements and reports
                         --------------
     delivered under this subsection shall fairly present in all material respects the financial position, cash flows and results of operations of the Company at the dates thereof and for the periods then ended, and shall have been prepared in accordance with GAAP, except that, in the case of
                                                 ------
     unaudited financial statements, such statements and reports shall be subject to normal year-end audit adjustments and need not include footnotes.

               (vii)     Accountants Reports.  Promptly upon becoming available,
                         -------------------
     copies of all reports prepared for or delivered to the management of the Company by its outside accountants.

               (viii)    Material Events.  Promptly upon becoming aware of any
                         ---------------
     condition or event that could reasonably be expected to have a material adverse affect on the assets, business, financial condition, results of operations or property of the Company or any of its Subsidiaries (including any litigation, governmental inquiry, or discovery of a significant liability), a report summarizing such condition or event and the proposed response of the Company or the Subsidiary, as applicable, thereto.

               (ix)      Miscellaneous.  Promptly to all Members, from time to
                         -------------
     time, such other information (in writing, if so requested) regarding the assets and properties and operations, business affairs and financial condition of the Company or any of its Subsidiaries as any Member may reasonably request.

          (b) Upon the reasonable written request of any Member, the Board of Managers, subject to such reasonable standards as may be established from time to time by the Board of Managers, shall promptly deliver to such requesting Member (or, to the extent so directed, to its agent or attorney) a copy of the following information, to the extent such is requested in writing:

               (i) promptly after becoming available, a copy of the Company's federal, state and local income or information tax returns for the year; and

               (ii) a copy of this Agreement, as amended, and the Certificate of Formation.

          (c)  Inspection Rights.  The Company and its Subsidiaries shall afford
               -----------------
to any Member and its employees, counsel and other authorized representatives, during normal business hours, access, upon reasonable advance notice, to all of the books, records and properties of the Company or its Subsidiaries, as applicable, and to make copies of such records and permit such Persons to discuss all aspects of the Company or its Subsidiaries, as applicable, with any officers, employees or accountants of the Company, and the Company and its Subsidiaries shall provide to any Member responses to all reasonable written requests from a Member for information relating to the Company, its Subsidiaries and their respective operations; provided, however, that such investigation and
                                 --------  -------
preparation of responses shall not unreasonably interfere with the operations of the Company or its Subsidiaries, as applicable; and provided, further, that, so
                                                    --------  -------
long as Apogee controls the business of retail automobile glass repair and replacement operated through its network of "Harmon Retail" shops, it shall maintain such procedures as are necessary and appropriate to restrict and exclude Harmon Retail officers and employees from obtaining access to the information that Apogee may acquire with respect to the operations of the Company hereunder. The Company and its Subsidiaries will instruct its independent public accountants, if any, to discuss such aspects of the financial condition of the Company or its Subsidiaries, as applicable, with any such Member and its representatives as such Member may reasonably request, and to permit such Member and its representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company or its Subsidiaries, as applicable, as such Member may reasonably request. All costs and expenses incurred by such Member and its representatives in connection with exercising such rights of access shall be borne by such Persons.

          Section 10.5.  Tax Information.  Within ninety (90) days after the
                         ---------------
close of each Fiscal Year, all necessary tax information shall be transmitted to all Members. The Company shall supply such other tax information, in a timely manner, as is reasonably requested by a Member. Such information may relate to refund opportunities, estimated payment requirements, IRS or state auditor requests and the like.

          Section 10.6.  Tax Matters Partner.  In the event that the Members
                         -------------------
elect pursuant to Section 301.6231(a)(1)-IT(a)(4) to apply the TEFRA audit rules, such election being subject to a Member Special Vote, this Section 10.6 shall apply. For so long as PPG holds an Equity Percentage in excess of 50%, PPG shall act as the tax matters partner (the "TMP"), as such term is defined in
Section 6231(a)(7) of the Code, and the TMP is hereby authorized to and shall represent the Company in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings. The Members and the TMP shall use all reasonable efforts to comply with the responsibilities outlined in the Tax Matters Exhibit and in Sections 6222 through 6231 of the Code (including any Treasury Regulations thereunder and any successor or amendatory provisions thereto for which a tax matters partner is designated).

          Section 10.7.  Tax Elections    All tax elections and methods required
                         -------------
or permitted to be made or adopted by the Company under the Code shall require a Board Supermajority.

                                  Article XI.
                                    Capital
                                    -------

          Section 11.1.  Initial Capital Contributions.  Concurrently with the
                         -----------------------------
Closing, as contemplated by the Contribution Agreement, the Persons signing this Agreement shall make the Capital Contributions indicated opposite their respective names on Schedule A and become Members. In exchange for such Capital Contributions, the Members shall hold the Equity Percentage set forth opposite their respective names on Schedule A.

          Section 11.2.  Additional Capital Contributions.  In the event that
                         --------------------------------
the Members, by a Member Special Vote, determine, at any time or from time to time, that an additional Capital Contribution is necessary for the conduct of the Company's activities, each of the Members shall promptly make a contribution to the capital of the Company equal to its share (determined in proportion to the Equity Percentage held by each Member) of such additional Capital Contribution. As additional Capital Contributions are needed for the conduct of the Company's business, if one Member is unable to or otherwise does not contribute its share of such Capital Contributions to the Company, the Capital Contributions advanced by the other Member shall be regarded as a loan in accordance with Section 11.5 hereof.

          Section 11.3.  Special Capital Contributions.    A Member may make
                         -----------------------------
Special Capital Contributions for the purpose of funding any expenditure by the Company which is to be charged, either by expense, depreciation or amortization, solely to the Capital Account of such Member pursuant to Section 12.2 of this Agreement. A Special Capital Contribution made pursuant to this Section 11.3 shall be credited to the Capital Account of the contributing Member, but shall not alter the Equity Percentages of the Members as determined under this Agreement. PPG may make Special Capital Contributions solely for the purpose of funding the Defined Benefit Plans, which Special Contributions shall be applied by the Company solely for that purpose.

          Section 11.4.  No Right to Return of Contribution.  Except as set
                         ----------------------------------
forth in Section 11.9, no Member shall have the right to the withdrawal or to the return of its Capital Contribution, except upon the dissolution and liquidation of the Company pursuant to Article XV.

          Section 11.5.  Loans to the Company; No Interest on Capital.  Except
                         --------------------------------------------
for (i) the Initial Credit Facility or replacements or amendments thereto in accordance with Article VI, and, if applicable, Section 6.15 hereof, and (ii) Basket Loans made pursuant to Section 13.2 hereof (if made by the Majority Member), in the amounts, and at the times, required thereby without Board action, the Members may, but are not obligated to, make loans to the Company from time to time, as authorized by a Board Supermajority. Any loans from a Member shall not be treated as Capital Contributions to the Company for any purpose hereunder nor entitle such Member to any change in its Equity Percentage, but the Company shall be obligated to such Member for the amount of any such loans pursuant to the terms thereof, as the same are determined by a Board Supermajority and such Member. Interest with respect to the outstanding amount of any loans made by a Member to the Company (other than Basket Loans, if made by the Majority Member, which shall be governed by Section 13.2 hereof) shall accrue and be payable at such times and at such rate as shall be determined by a Board Supermajority and such Member. All scheduled principal and interest payments with respect to any loans from a Member to the Company pursuant to this Section 11.5 (other than Basket Loans, if made by the Majority Member, which shall be governed by Section 13.2 hereof) shall be repaid prior to any distributions to any Members pursuant to Sections 13.1, 13.3 or 15.3(d) hereof. No interest shall be paid on any Capital Contribution to the Company or on any balance in any Capital Account.

          Section 11.6.  Creditor's Interest in the Company.  No creditor who
                         ----------------------------------
makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor. Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

          Section 11.7.  Liability of Members.  Except as otherwise provided
                         --------------------
in the Act, no Member, as such, shall have any personal liability whatsoever to the Company, any of the other Members or any of the creditors of the Company for the debts, liabilities, contracts or other obligations of the Company or any of the Company's losses beyond, with respect to a Member, such Member's Capital Contribution and, solely to the extent and for the period required by applicable law, the amount of such Member's Capital Contribution which is returned to it. Each Membership Interest shall be fully paid and, except as set forth in Section
11.4 hereof, not subject to assessment for additional Capital Contributions. No Member shall be required to lend any funds to the Company as a condition to admission or continued membership of such Member in the Company. It is the intent of the Members that (i) no distribution to any Member (other than a distribution upon the dissolution and liquidation of the Company) shall be deemed a withdrawal of capital, even if such distribution represents, for federal income tax purposes or otherwise (in full or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Company's income, and (ii) no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any distribution made by the Company to a Member constitutes a withdrawal of capital, any obligation under applicable law to return the same or any portion thereof to or for the account of the Company or its creditors shall be the obligation of such Member.

          Section 11.8.  Capital Accounts.  A separate capital account
                         ----------------
("Capital Account") shall be maintained by the Company for each Member as described in the Tax Matters Exhibit.

          Section 11.9  Termination of Defined Benefit Plans.  In the event of
                        ------------------------------------
a termination of a Defined Benefit Plan, any assets and liabilities arising out of such Defined Benefit Plan shall be distributed to PPG in accordance with
Section 9.3(d) of the Contribution Agreement.

                                  Article XII.
                        Allocation of Profits and Losses
                        --------------------------------

          Section 12.1.  Allocation of Profits and Losses.  Except as
                         --------------------------------
otherwise set forth in Section 12.2 hereof, after giving effect to the regulatory allocations set forth in Section 12.4 hereof, and subject to Section
12.3 hereof, all Profits and Losses shall be allocated to each of the Members in proportion to their respective Equity Percentages.

          Section 12.2.  Allocation of Profits and Losses - Special Allocations.
                         ------------------------------------------------------
Notwithstanding Section 12.1. of this Agreement:

          (a) The Members may by resolution agree that an item of income or expense (and any item of income, gain, loss, deduction or credit attributable to such item) shall be credited or charged, as the case may be solely to the Capital Account of a Member.

          (b) Any items of income or expense attributable to the Defined Benefit Pension Plans shall be allocated solely to PPG, and such allocation shall not alter the Equity Percentage of any Member, as determined in accordance with the terms of this Agreement.

          (c) Any item of interest expense relating to any Basket Loan shall be allocated solely to the Majority Member.

          Section 12.3.  Limitation on Loss Allocation.  Notwithstanding
                         -----------------------------
anything in Section 12.1 hereof, Losses allocated pursuant to Section 12.1 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing a Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event one of the Members would have an Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to
Section 12.1 hereof, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Section

1.704-1(b)(2)(ii)(d) of the Treasury Regulations. All Losses in excess of the foregoing limitation shall be allocated to the Members in proportion to their respective Equity Percentages.

          Section 12.4.  Regulatory Allocations.  Notwithstanding anything to
                         ----------------------
the contrary contained in Sections 12.1 or 12.3 hereof or elsewhere in this Agreement, it is the intention of the Members that Profits and Losses be allocated in accordance with the "partnership minimum gain chargeback" (Treasury Regulations Sections 1.704-2(f) and 1.704-2(g)(2)), "partner minimum gain chargeback" (Treasury Regulations Sections 1.704-2(f)(5), 1.704-2(i)(4), 1.704-2(i)(5) and 1.704-2(j)(2)), "qualified income offset" and "alternate test for economic effect" (Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), "partnership nonrecourse deductions" (Treasury Regulations Section 1.704-2(b)(1)) and "partner non-recourse deductions" (Treasury Regulations Section 1.704-2(i)(1)) provisions of Treasury Regulations Section 1.704-1(b) and Section 1.704-2 and any successor regulations (collectively, the "Regulatory Allocations") and, to the extent any provisions of this Agreement do not comply therewith, the Members desire and intend that such provisions be modified or stricken in such respects as are necessary in order to cause compliance therewith. The Regulatory Allocations that shall govern this Agreement are set forth in the Tax Matters Exhibit.

          Section 12.5.  Tax Allocations:  Section 704(c) of the Code.  In
                         --------------------------------------------
accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and its book value, in the same manner as such variations are treated under Section 704(c) of the Code. The Members hereby agree to use the remedial allocation method, as described in Treasury Regulation Section 1.704-3(d), for such allocations relating to all items of inventory contributed to the Company by the Members. The Members hereby agree to use the traditional method with curative allocations as such method is described in Treasury Regulation Section 1.704-3(c), for such allocation relating to all other items of property contributed to the Company by the Members. Allocations pursuant to this Section
12.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of income, gain, loss or deduction pursuant to any provision of this Agreement.

          Section 12.6.  Other Allocation Rules.  In the event of any changes
                         ----------------------
in the Members' Equity Percentages during a Fiscal Year, all Profits and Losses from operations of the Company during such Fiscal Year, using such methods of accounting for depreciation and other items as a Board Supermajority determines to use for federal income tax purposes, shall be allocated to each Member based on its varying interest in the Company during such operating year in accordance with Section 706 of the Code. A Board Supermajority shall determine in accordance with Section 706 of the Code whether to prorate items of income and deduction according to the portion of the Fiscal Year for which a Member held a particular Equity Percentage or whether to close the books on an interim basis and divide such operating year into two (2) or more segments. All tax credits shall be allocated among the Members in accordance with applicable law.

                                 Article XIII.
                                 Distributions
                                 -------------

          Section 13.1.  Distributions.
                         -------------

          (a) Within thirty (30) days after the end of each fiscal quarter of the Company, the Company shall distribute 90% of the Net Cash Flow generated in such quarter as determined from the quarterly financial reports of the Company for such quarter; provided that, if the Company's Debt/Cap. Ratio prior to any
                  -------- -----
quarterly distribution exceeds 25%, Net Cash Flow must be used first to reduce the principal outstanding on such debt such that the Debt/Cap. Ratio will not exceed 25% subsequent to such distribution. For the avoidance of doubt, the Members acknowledge that, to the extent any distribution of Net Cash Flow would cause the Company's Debt/Cap. Ratio to exceed 25% after such distribution, the Company shall reduce the amount of such distribution to an amount that would result in the Company's Debt/Cap. Ratio equaling 25%. A Board Supermajority may distribute Net Cash Flow to the Members at such times and in such amounts as it may determine in its discretion; but, in any event, shall comply with the immediately preceding sentence of this Section 13.1. All distributions of Net Cash Flow shall be distributed to the Members in proportion to their respective Equity Percentages. It is the intent of the Members that all distributions pursuant to this Section 13.1 which occur during the first twenty-four (24) months following the Closing Date shall be limited to operating cash flow distributions as such term is defined in Treasury Regulation Section 1.707-4(b). Any inadvertent distributions in excess of Operating Cash Flow shall be considered as loans from the Company to the Member.

          (b) Notwithstanding the foregoing, 100% of the net proceeds of any asset disposition (or series of related asset dispositions), the gross selling price of which equaled or exceeded $1,000,000, shall, within five (5) business days of the closing of such disposition (or series of related dispositions), be distributed to the Members in proportion to their respective Equity Percentages.

          Section 13.2  Advance Distributions for Basket Amounts

          (a) In any Fiscal Year, the sum of (i) Capital Expenditures in excess of the lesser of (A) 120% of the amount set forth in the Capital Expenditure Budget properly approved pursuant to Article VI hereof as of the beginning of a Fiscal Year, or (B) 150% of the depreciation scheduled for such Fiscal Year, plus (ii) cash loans or cash advances (including payments made by the Company pursuant to financial guaranties) other than loans or advances to employees in accordance with the Company's travel and relocation policies then in effect, such sum, when multiplied by 90% of the Minority Member's then-current Equity Percentage, shall be treated as "Basket Capital Expenditures." Basket Capital Expenditures incurred in a Fiscal Year shall be computed, in the aggregate, annually, on a cumulative basis ("Basket Amount"). Within thirty (30) days after the end of each Fiscal Year, the Company shall deliver to the Minority Member a "Basket Compliance Certificate," certified by the Chief Financial Officer, which shall set forth, in reasonable detail (including a break-out for each category described in the first sentence of this paragraph), the Company's determination of such Fiscal Year's Basket

Capital Expenditures, and the accumulating Basket Amount as of the end of such Fiscal Year. Within thirty (30) days following the delivery of the Basket Compliance Certificate with respect to the first Fiscal Year of the Company after the Closing during which the Basket Amount has equaled or exceeded Seven Million Five Hundred Thousand Dollars ($7.5 million), an advance distribution will be made to the Minority Member in the amount of Seven Million Five Hundred Thousand Dollars ($7.5 million) (an "Advance Distribution"); provided, however, in the event, for such Fiscal Year, the additional Basket Amount, if any, in excess of the amount of the initial Advance Distribution equals or exceeds Five Million Five Hundred Thousand Dollars ($5.5 million), then one or more additional advance distributions shall be made to the Minority Member in increments of Five Million Five Hundred Thousand Dollars ($5.5 million) corresponding to excess Basket Amounts, if any, in the amount of Five Million Five Hundred Thousand Dollars ($5.5 million) (also, an "Advance Distribution"). Thereafter, within thirty (30) days following the delivery of the Basket Compliance Certificate with respect to any Fiscal Year of the Company after the first Fiscal Year following which an Advance Distribution has been made and during which the subsequent Basket Amount has equaled or exceeded Five Million Five Hundred Thousand Dollars ($5.5 million), an Advance Distribution will be made to the Minority Member in such number of increments of Five Million Five Hundred Thousand Dollars ($5.5 million) as corresponds to the number of Basket Amounts for such Fiscal Year in the amount of Five Million Five Hundred Thousand Dollars ($5.5 million). When an Advance Distribution is made, the Basket Amount at such time will be reduced by the amount of the Advance Distribution then paid. Any amounts in the Basket Amount in excess of the Advance Distribution will remain in the Basket Amount, subject to future accumulations and distributions in accordance with this Section 13.2. All Advance Distributions made to the Minority Member shall result in a debit to the Minority Member's Capital Account in an amount equal to such Advance Distribution in a manner consistent with Section 1 of the Tax Matters Exhibit.

          (b)       (i)   Notwithstanding any other provision of this Agreement
to the contrary, the Company shall obtain an interest-bearing loan from the Majority Member (if it agrees, in its sole discretion, to do so) or from a third party in an amount equal to the amount of the Advance Distribution (a "Basket Loan"), which loan shall be guaranteed by the Majority Member if required by the third party lender. The proceeds from the Basket Loan shall be paid to the Minority Member as the Advance Distribution.

                    (ii) Interest on the Basket Loan shall be paid by the Company, any such interest payments to be made out of, and reduce, the distributions which would otherwise be payable to the Majority Member pursuant to Section 13.1 hereof. Interest expense with respect to the Basket Loan shall be allocated to the Majority Member in accordance with Section 12.1 hereof. Upon repayment of the Basket Loan in accordance with this Section 13.2, no further interest payments shall be made or reduce distributions to the Majority Member.

                    (iii) At the same time that any distribution is paid pursuant to Section 13.1 hereof, for any fiscal quarter following the obtaining of a Basket Loan during which there is an amount outstanding on any such Basket Loan, the Company shall make a payment of principal with respect to such Basket Loan, such payment to be in the amount of sixty-six (66%) percent of ten (10%) percent of the Net Cash Flow of the Company determined in accordance with Section 13.1.

                    (iv) Any such Basket Loan shall not be counted in computing the Debt/Cap. Ratio, and shall be disregarded in determining compliance with Sections 6.15(d), 11.4 and 13.1 hereof.

                    (v)    In no event shall any transaction pursuant to this
Section 13.2 increase or reduce the Equity Percentage of the Majority Member or the Minority Member.

          (c) In the event of (i) the consummation of a Reorganization transaction or (ii) a dissolution or liquidation of the Company in accordance with this Agreement, the following shall occur: (a) any balance in the Basket Amount shall be reduced to zero, (b) there will be no future accumulations to the Basket Amount or distributions pursuant to subsection (a) of this Section 13.2, and (c) all Advance Distributions paid by the Company pursuant to subsection (a) of this Section 13.2 shall be repaid, within thirty (30) days after the consummation of such event, by the Minority Member to the Company (which repayment will, in the event only of a liquidation and dissolution of the Company, be made solely by a reduction in the amounts to be distributed to the Minority Member and, in the event only of a Reorganization transaction, be made solely by a reduction in the amount of transaction proceeds received by the Minority Member for such Reorganization transaction). Any such repayment under this clause (c) shall be treated as a Capital Contribution by the Minority Member occurring immediately before such dissolution, liquidation or Reorganization transaction.

          (d) In the event of a Change in Control transaction (other than an "Apogee MBO," as defined below) or in the event of a Transfer of its Membership Interest by Apogee pursuant to Section 14.3(b)(ii) hereof:

               (i)    any balance in the Basket Amount shall be reduced to zero;

               (ii) there will be no future accumulations to the Basket Amount or distributions pursuant to Section 13.2(a) hereof;

               (iii) in the event that PPG exercises its election under Section 14.1(b)(i) or Section 14.3 (b)(ii) hereof, if applicable, all Advance Distributions previously paid by the Company to the Minority Member pursuant to
Section 13.2(a) hereof shall be repaid, solely by a reduction in the amount of transaction proceeds received by the Minority Member pursuant to such election, in the same proportion of cash-to-promissory note as the Minority Member receives from PPG pursuant to Section 14.3(b)(i) or Section 14.3(b)(ii), as applicable, with the ratable portion of such payment in the form of a note to be repaid to the Company in the same proportion, and at the same time, as PPG pays its promissory note to the Minority Member;

               (iv) in the event that PPG exercises its election under Section 14.1(b)(ii) hereof, if applicable, a pro rata portion, equal to 41.18%, of
                                          --- ----
     the

     Advance Distributions previously paid by the Company to the Minority
     Member pursuant to Section 13.2(a) hereof shall be repaid, solely by a reduction in the amount of transaction proceeds received by the Minority Member pursuant to such election; the remainder of such Advance Distribution to be repaid at the time such payment would otherwise come due pursuant to Section 13.2(a) hereof;

                    (v)    in the event that PPG exercises its election under
Section 14.1(b)(iii), if applicable, all Advance Distributions previously paid by the Company to the Minority Member pursuant to Section 13.2(a) hereof shall be repaid at the time such payment would come due pursuant to Section 13.2(c) hereof; and

                    (vi)   in the event that PPG exercises its election under
Section 14.3(b)(ii) hereof, if applicable, all Advance Distributions previously paid by the Company to the Minority Member pursuant to Section 13.2(a) hereof shall be repaid at the time such payment would come due pursuant to Section 13.2(c) hereof.

          (e) In the event of an Apogee MBO, the terms of this Section 13.2 shall continue in full force and effect until such time as more than 50% of the board of directors of Apogee (or any Person that acquires Apogee, if applicable) immediately following the closing of the Apogee MBO (or any successors who have been duly elected by such original members or their duly elected successors) are no longer members of the board of directors, in which event:

               (i)    any balance in the Basket Amount shall be reduced to zero;

               (ii) there will be no future accumulations to the Basket Amount or distributions pursuant to Section 13.2(a) hereof; and

               (iii) all Advance Distributions previously paid by the Company to the Minority Member pursuant to Section 13.2(a) hereof shall be repaid at the time such payment would come due pursuant to Section 13.2(c) hereof.

          (f) As used herein, "Apogee MBO" means a "going-private" transaction in which the then-current management of Apogee, at the time Apogee is publicly held, acquires (with the assistance of independent, third-party financial sources) Control of Apogee through the leveraged acquisition of a majority of the outstanding shares of Apogee.

          (g) At such time that PPG no longer retains the right to designate a majority of the Board of Managers under Section 6.3 of this Agreement:

               (i)    any balance in the Basket Amount shall be reduced to zero;

               (ii) there will be no future accumulations to the Basket Amount or distributions pursuant to Section 13.2(a) hereof; and

               (iii) all Advance Distributions previously paid by the Company to the Minority Member pursuant to Section 13.2(a) hereof shall be repaid at the time such payment would come due pursuant to Section 13.2(c) hereof.

          Section 13.3.  Limitations on Distributions.  Notwithstanding any
                         ----------------------------
provision to the contrary in this Article XIII:

          (a) All distributions made in connection with the liquidation and winding up of the Company shall be made in the manner provided in Section 14.3(e) and 15.3 hereof; and

          (b)  No distribution shall be made that would result in a violation of
Section 18-607 of the Act.

                                  Article XIV.
                Rights in the Event of a Change in Control of a
                -----------------------------------------------
                     Member and Poor Financial Performance
                     -------------------------------------

          INTRODUCTORY NOTE: The Members understand and agree that the terms of this Article XIV shall apply only for the period during which 100% of the Company's equity interest is owned solely by PPG and Apogee and their respective Affiliates. In the event that an unaffiliated third party becomes a Member, PPG and Apogee (so long as they are Members) shall in good faith attempt to modify this Article XIV to consider appropriately the interests of such new Member.
The provisions of this Article XIV shall supersede Section 4.8 as to the requirement for a Member Special Vote to the extent otherwise applicable, under
Section 4.8.

          Section 14.1.  PPG Purchase Rights Upon a Change in Control of Apogee.
                         ------------------------------------------------------
In the event of a Change in Control of Apogee (Apogee and its successor resulting from such Change in Control is referred to as the "Minority Member" in this Section 14.1), PPG shall have the options set forth in this Section 14.1.

          (a) Within five (5) days of the occurrence of a Change in Control of Apogee, the Minority Member shall give written notice to PPG and the Company of such Change in Control, which notice shall contain (i) the date of the Change in Control of Apogee and (ii) the identity of the Person or Persons to whom control has been transferred. The date upon which such notice is given is referred to herein as the "Apogee Notice Date."

          (b) Within sixty (60) days of the Apogee Notice Date, PPG shall give written notice to the Minority Member of its election to do one of the following:

               (i) purchase all of the Minority Member's Membership Interest at a purchase price equal to the Buy-Out Formula Price (as defined below), payable as set forth in subsection (c) of this Section 14.1;

               (ii) purchase such portion of the Minority Member's total Membership Interest as would reduce the Minority Member's total Membership Interest to 20% at a purchase price determined with reference to the "Buy-Out Formula Price" payable as set forth in subsection (d) of this Section 14.1; or

               (iii) accept the Minority Member without objection, in which event the Minority Member shall retain all of the rights and be subject to all of the obligations of Apogee under this Agreement.

          In the event PPG does not make an election as required under this
Section 14.1(b) during the sixty (60)-day period, PPG shall be deemed to have made the election set forth in Section 14.1(b)(iii) hereof.

          As used herein, the "Buy-Out Formula Price" means the greater of (i) six (6) times 50% of the cumulative, consolidated EBITDA of the Company determined from the latest twenty-four (24) months of operations of the Company and its Subsidiaries, adjusted to subtract the outstanding principal and interest balance of all credit-for-money-borrowed facilities (whether the remaining maturities thereof are greater than or less than twelve (12) months) to which the Company is then a party and to add cash on hand and (ii) 120% of the Company's consolidated net book value, as determined from the Company's consolidated balance sheet as of its most recently completed month-end, in each case multiplied by such selling Member's Equity Percentage. In the event of a purchase hereunder before the completion of the second full Fiscal Year of the Company, the Buy-Out Formula Price shall be determined under clause (ii) of the preceding sentence.

          (c) If PPG exercises its option to purchase all of the Minority Member's Membership Interest under subsection (b)(i) of this Section 14.1, PPG shall pay the purchase price determined thereunder one-third in cash with the balance payable on the fifth anniversary of the Minority Member Purchase Date (as defined below). Within thirty (30) days after the later of (i) the date PPG gives notice of its intention to purchase all of the Minority Member's Membership Interest and (ii) the date upon which the applicable purchase price is determined (such date, the "Minority Member Purchase Date"), PPG shall deliver to the Minority Member one-third of the purchase price, by wire transfer of immediately available funds, and its promissory note for the balance of the purchase price in the form of Exhibit 3, which note shall provide for prepayment of such note without penalty and shall bear interest at a rate per annum comparable to the then corporate PPG bond rating for comparable maturity instruments. On the Minority Member Purchase Date, the Minority Member shall execute and deliver to PPG such documents and certificates as PPG deems necessary to effect the transfer to PPG of the Minority Member's Membership Interest free of all liens and encumbrances.

          (d) If PPG exercises its option to purchase a portion of the Minority Member's Membership Interest under subsection (b)(ii) of this Section 14.1, PPG shall pay the purchase price determined thereunder entirely in cash on the Minority Member Purchase Date, by wire transfer of immediately available funds to the Minority Member. On the Minority Member Purchase Date, the Minority Member shall execute and deliver to PPG such documents and certificates as PPG deems necessary to effect the transfer to PPG of the portion of the Minority Member's Membership Interest being purchased by PPG free of all liens and encumbrances. As of the Minority Member Purchase Date with regard to a purchase under subsection (b)(ii) of this Section 14.1, the provisions of this Agreement under Section 6.15 hereof and elsewhere requiring a Board Supermajority with respect to the taking of certain actions shall be of no further force and effect and the Minority Member shall not have any rights with respect thereto as to actions taken or proposed to be taken after the Minority Member Purchase Date.

          (e) In the event of a Change in Control of Apogee, Apogee's Membership Interest may be Transferred to the successor-in-interest to Apogee without the consent of any other Member and without compliance with the restrictions on transferability set forth in Section 9.2 hereof, subject only to
Section 9.4 and to the rights of such other Member set forth in this Section
14.1.

          Section 14.2  Apogee Repurchase Right Upon a Change in Control of
                        ---------------------------------------------------
PPG's Glass Business.  In the event of a Change in Control of PPG's Glass
--------------------
Business (as defined below) (PPG and its successor resulting from such Change in Control is herein referred to as the "Majority Member"), Apogee shall have the rights set forth in this Section 14.2. As used herein, "PPG's Glass Business" means its automotive flat glass manufacturing auto glass fabrication and automotive replacement glass businesses, so long as these businesses continue to be an integrated operation; if they are not so integrated, then it shall mean only PPG's automotive replacement glass business. For the avoidance of doubt, PPG's automotive replacement glass business may have a Change in Control independent from the rest of the PPG Glass Business; therefore, the terms of this Section 14.2 shall apply to a Change in Control of any of PPG, PPG's Glass Business or PPG's automotive replacement glass business.

          (a) Within five (5) days of the occurrence of a Change in Control of PPG's Glass Business, the Majority Member shall give written notice to Apogee and the Company of such Change in Control, which notice shall contain (i) the date of the Change in Control of PPG's Glass Business and (ii) the identity of the Person or Persons to whom control has been transferred. The date upon which such notice is given is referred to herein as the "ARG Notice Date."

          (b) Within sixty (60) days of the ARG Notice Date, Apogee shall give written notice to the Majority Member of its election to do one of the following:

               (i) require the Majority Member to purchase from Apogee all of Apogee's Membership Interest at a purchase price equal to the Buy-Out Formula Price, payable in cash as set forth in subsection (c) below; or

               (ii) accept the Majority Member without objection, in which event the Majority Member shall retain all of the rights and be subject to all of the obligations of PPG under this Agreement.

          (c) If Apogee exercises its option to require the Majority Member to purchase all of Apogee's Membership Interest under subsection (b)(i) of this
Section 14.2, the Majority

Member shall pay the purchase price entirely in cash by wire transfer of immediately available funds to Apogee within thirty (30) days after the later of
(i) the date Apogee gives notice of exercise of its option to require the Majority Member to purchase all of Apogee's Membership Interest or (ii) the date upon which the applicable purchase price is determined (such date, the "Apogee Repurchase Date"). On the Apogee Repurchase Date, Apogee shall execute and deliver to the Majority Member such documents and certificates as the Majority Member deems necessary to effect the transfer to the Majority Member of Apogee's Membership Interest free of all liens and encumbrances.

          (d) In the event of a Change in Control of any of PPG, PPG's Glass Business or of PPG's automotive replacement glass business, PPG's Membership Interest may be Transferred to the successor-in-interest to such business without the consent of any other Member and without compliance with the restrictions on transferability set forth in Section 9.2 hereof, subject only to
Section 9.4 and to the rights of such other Member set forth in this Section
14.2.

          Section 14.3  Apogee's Rights in the Event of Poor Financial
                        ----------------------------------------------
Performance.  If at any time subsequent to the fifth anniversary of the date
-----------
hereof (the "Performance Measurement Period"), a "Poor Financial Performance Event" occurs and is continuing, Apogee shall have the rights set forth in this
Section 14.3. For purposes hereof, a "Poor Financial Performance Event" shall be deemed to have occurred and be continuing at any time that with reference to the immediately preceding trailing twenty-four (24) month period, either (i) the Company's net earnings have declined by 20% over the applicable prior period or
(ii) the cumulative distributions to the Members have declined by 40% (after adjusting for any extraordinary expenditures approved in advance by both Members which have the effect of reducing such distributions) as compared to the cumulative distributions to the Members during the applicable prior period.

          (a) If at any time during the Performance Measurement Period, a Poor Financial Performance Event has occurred and is continuing, Apogee shall have the right to give written notice to PPG that it is exercising its rights under this Section 14.3 (an "Apogee Performance Trigger Notice"). The date upon which such notice is given is referred to herein as the "Apogee Performance Trigger Notice Date."

          (b) Within sixty (60) days of the Apogee Performance Trigger Notice Date, PPG shall give written notice to Apogee of its election to do one of the following:

               (i) purchase all of Apogee's Membership Interest at a purchase price equal to the Buy-Out Formula Price, payable as set forth in subsection (c) of this Section 14.3;

               (ii) permit Apogee to seek to transfer all (but not a portion) of Apogee's Membership Interest to a third party in accordance with subsection
     (d) of this Section 14.3;

               (iii) require Apogee jointly with PPG to pursue a Reorganization transaction; or

               (iv) require Apogee jointly with PPG to pursue a prompt and orderly dissolution and liquidation of the Company in accordance with the procedures provided in subsection (e) of this Section 14.3.

          In the event PPG does not make an election as required under this
Section 14.3(b) during the sixty (60)-day period, Apogee shall be entitled to make the election, with such election to be limited to one of clauses (ii),
(iii) and (iv) above only, such election to be made by written notice to PPG.

          (c) If PPG exercises its option to purchase all of Apogee's Membership Interest under subsection (b)(i) of this Section 14.3, PPG shall pay the purchase price determined thereunder one-third in cash with the balance payable on the fifth anniversary of the Apogee Performance Trigger Purchase Date (as defined below). Within thirty (30) days after the later of (i) the date PPG gives notice of its intention to purchase all of Apogee's Membership Interest under subsection (b)(i) of this Section 14.3 and (ii) the date upon which the applicable purchase price is determined (such date, the "Apogee Performance Trigger Purchase Date"), PPG shall deliver to Apogee one-third of the purchase price, by wire transfer of immediately available funds, and its promissory note for the balance of the purchase price in the form of Exhibit 3, which note shall provide for prepayment of such note without penalty and shall bear interest at a rate per annum comparable to the then corporate PPG bond rating for comparable maturity instruments. On the Apogee Performance Trigger Purchase Date, Apogee shall execute and deliver to PPG such documents and certificates as PPG deems necessary to effect the transfer to PPG of Apogee's Membership Interest free of all liens and encumbrances.

          (d) If PPG permits Apogee to seek to transfer all of Apogee's Membership Interest to a third party under subsection (b)(ii) of this Section 14.3:

               (i) In order to transfer all of its Membership Interest to a third party, Apogee must first receive a bona fide written offer from a third party (the "Transferee") who would meet the general standards for a permitted transferee under Section 9.4 hereof (a "Qualified Transferee") accompanied by reasonable evidence of the Transferee's ability to finance the offer. Apogee must then submit a copy of that offer to PPG , together with a written notice to the effect that Apogee intends in good faith to accept that offer. By doing so, Apogee shall have offered to transfer its Membership Interest to PPG on the same terms and conditions as those offered by the Transferee (such an offer being referred to as a "Purchase Offer"). Apogee shall promptly and in good faith furnish PPG with all material non-confidential information which Apogee has about the Purchase Offer, the financing that supports the Purchase Offer and the Transferee, including, for example, information bearing on whether the Transferee is a Qualified Transferee.

               (ii) Provided that the Transferee is a Qualified Transferee and there is reasonable evidence to support the Transferee's ability to finance the offer, PPG shall either accept the Purchase Offer or reject the Purchase Offer by so advising Apogee in writing no later than sixty (60) days after PPG receives the Purchase Offer. If PPG fails to make a timely election, PPG shall be deemed to have rejected the Purchase Offer. If PPG accepts the Purchase Offer, its acceptance shall specify the place and time (which shall be no later than thirty (30) days after its acceptance or such later date, if any, as is specified in the Transferee's offer) at which the closing of the transfer described in the Purchase Offer shall take place. Unless they mutually agree otherwise, PPG and Apogee shall proceed to close the transfer in accordance with the Purchase Offer and such schedule. If PPG rejects the Purchase Offer or is deemed to have done so, then, during the forty-five (45) days after that rejection, Apogee shall be entitled, but not obligated, to transfer its Membership Interest to the Transferee on terms and conditions that are no more favorable to the Transferee than those specified in the Purchase Offer. After a transfer to a Transferee in accordance with this Section 14.3, the Membership Interest so transferred shall continue to have all of the rights and be subject to all of the obligations set forth in this Agreement and the Transferee shall become a party to this Agreement in accordance with Article IX.

          (e) If PPG elects jointly with Apogee to pursue a dissolution and liquidation of the Company, the parties will follow the procedures set forth in this subsection (e) in addition to complying with Article XV:

               (i)    PPG shall select, and thereafter be the sole owner of, two
     (2) branches (and all Company assets located therein and all Company liabilities and obligations specifically associated with such locations) of the Company's then-existing network of distribution locations (the "Network");

               (ii) Apogee shall then select, and thereafter be the sole owner of, one branch (and all Company assets located therein and all Company liabilities and obligations specifically associated with such location) of the Network;

               (iii)  the Members shall continue as set forth in clauses (i) and
     (ii) above until there are either no branches of the Network remaining or each Member has had the opportunity to, but has declined to, select any remaining branches (any such unselected branch is herein referred to as an "Orphan Branch");

               (iv) the Company shall be responsible for closing all Orphan Branches, and all associated costs thereof;

               (v) all other Company assets unrelated to a specific branch (or held in an Orphan Branch) shall be divided between the members by mutual agreement; provided, that, if they are unable to so agree with
                       --------
     respect to any asset, then the member making the highest cash bid for such asset shall purchase it from the Company for cash payable at transfer of such asset;

               (vi) the Company shall be responsible for all severance or other costs associated with a dissolution and liquidation of the Company that are not directly related to any branch selected by one of the Members;

               (vii) the Members shall determine the value of all assets acquired (such values to be used for purposes of adjusting the "Gross Asset Values" (as defined in Exhibit 2 hereto) of Company assets as required by paragraph (ii) of the definition of Gross Asset Value) and liabilities assumed by each Member pursuant to the mechanism set forth above (the "Draft Value"); if a Member's Draft Value exceeds such Member's Capital Account, then such Member shall promptly pay to the Company an amount in cash equal to such excess;

               (viii) to the extent lawful and reasonable to do so, all employees located at a specific branch (excepting market managers and sales associates) will be allocated to such branch;

               (ix) to the extent lawful and reasonable to do so, PPG and Apogee shall use a selection method similar to that set forth in clauses
     (i) and (ii) above to allocate employees of the Company not so associated with a specific branch (e.g., headquarters staff, sales associates and market managers) until each Member has declined to select any remaining employees of the Company. Any such employees who are not so selected, plus all employees employed at Orphan Branches, are hereby referred to as "Orphan Employees," and all obligations with respect to Orphan Employees shall remain with the Company in accordance with the terms of clause (vi) above; and

               (x) each party will cooperate to obtain a transfer of the employees, assets and liabilities selected through the procedures set forth above.

          (f) In the event that PPG elects either option (b)(ii) or (b)(iii) of this Section 14.3 and a closing thereunder does not occur within six (6) months of the Apogee Performance Trigger Notice Date, PPG and Apogee will be obligated (unless they mutually agree otherwise) to pursue a dissolution and liquidation of the Company in accordance with the procedures set forth in subsection (e) of this Section 14.3 and Article XV.

          Section 14.4  PPG's Rights in the Event of Poor Financial Performance.
                        -------------------------------------------------------

          (a) If at any time during the Performance Measurement Period, a Poor Financial Performance Event has occurred and is continuing, PPG shall have the right to give written notice to Apogee that it is exercising its rights under this Section 14.4 (a "PPG Performance Trigger Notice"). The date upon which such notice is given is referred to herein as the "PPG Performance Trigger Notice Date.

          (b) In the PPG Performance Trigger Notice, PPG shall set forth its election to either (i) pursue a Reorganization transaction or (ii) pursue dissolution and liquidation of the Company in accordance with the procedures set forth in Section 14.3(e) and Article XV. If PPG elects to pursue a Reorganization transaction, PPG shall have the right, during the forty-five (45) day period following the PPG Performance Trigger Notice Date to enter into a bona fide agreement with an unaffiliated third party for the sale of all of PPG's Membership Interest to such third party and to require that Apogee sell all of its Membership Interest to such party at a price and on terms and conditions the same as those on which PPG has agreed to sell its Membership Interest. PPG shall promptly notify Apogee in writing that it has entered into a bona fide agreement as referred to in the immediately preceding sentence and shall include a copy of such agreement with such notice. Subject to its right to verify that PPG has complied with its obligations hereunder, Apogee shall as promptly as practicable enter into such other agreements as shall be necessary to comply with the provisions of this Section 14.4.

          (c) In the event that PPG elects to pursue a Reorganization transaction under subsection (b)(i) of this Section 14.4 and a closing thereunder does not occur within six (6) months of the PPG Performance Trigger Notice Date, PPG and Apogee will be obligated (unless they mutually agree otherwise) to pursue a dissolution and liquidation of the Company in accordance with the procedures set forth in Section 14.3 (e) and Article XV.

                                  Article XV.
                          Dissolution and Liquidation
                          ---------------------------

          Section 15.1.  Events Causing Dissolution.  Except as otherwise
                         --------------------------
provided in this Agreement, the Company shall be dissolved only upon the occurrence of any of the following events:

          (a) the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

          (b) such dissolution is triggered in accordance with Article XIV or
Section 19.15;

          (c) the written agreement of the Members who together hold 100% of the outstanding Equity Percentage; or

          (d) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          Section 15.2.  Continuation of Business.  Upon the expulsion,
                         ------------------------
bankruptcy, retirement, resignation or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company as provided in Section 18-801 of the Act, the Company shall not be dissolved and its business shall continue unless, within ninety (90) days after the occurrence of such event, the remaining Members determine in writing to dissolve the business of the Company pursuant to Section 15.1(c) hereof.

          Section 15.3.  Liquidation and Winding Up.  If dissolution of the
                         --------------------------
Company should be caused by reason of the events set forth in Section 15.1 hereof or under

Section 14.3(e), the Company shall be liquidated and the Managers (or other person or persons designated by a decree of court) shall wind up the affairs of the Company. The Managers or other persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Company and, in settling the accounts of the Company, after following the process set forth in Section 14.3(e) hereof, the assets and the property of the Company shall be distributed in the following order of priority:

          (a) to the payment of all debts and liabilities of the Company in the order of priority as provided by law (other than outstanding loans from a Member);

          (b) to the establishment of any reserves deemed necessary by the Managers or the person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

          (c) to the repayment of any outstanding loans from a Member to the Company; and

          (d) the balance, if any, to the Members as specifically provided under other terms of this Agreement or otherwise pro rata in accordance with their Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

          (e) In the event of a dissolution and liquidation of the Company, any assets and liabilities of the Defined Benefit Plans shall not be considered assets and liabilities of the Company and such dissolution and liquidation shall not affect the rights and obligations of PPG with respect to such Defined Benefit Plans, as set forth in Section 9.3 of the Contribution Agreement.

          Section 15.4.  Compliance with Timing Requirements of Regulations.
                         --------------------------------------------------
In the event the Company is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XV to the Members who have positive Capital Account balances in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if a Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years), such Member shall have no obligation to contribute to the capital of the Company and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

                                  Article XVI.
                                   Amendment
                                   ---------

          The Certificate of Formation and this Agreement may be amended only by a Member Special Vote.

                                 Article XVII.
                   Approval of Reorganizations and Bankruptcy
                   ------------------------------------------

          Without a Member Special Vote (i) the Company shall not engage in any Reorganization or (ii) commence any proceedings or the filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or similar law.

                                 Article XVIII.
                 Representations and Warranties of the Members
                 ---------------------------------------------

          Section 18.1.  Representations and Warranties of the Members.  Each
                         ---------------------------------------------
of the Members represents and warrants as of the date of this Agreement to the other Member and the Company as follows:

          (a) The Membership Interest being acquired by such Member in connection with the Closing is being purchased for such Member's own account and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Such Member understands that such Membership Interest will not be registered under the Securities Act or any state securities laws by reason of its contemplated issuance in transactions exempt from the registration and prospectus delivery requirements thereof and that the reliance of the Company and others upon such exemptions is predicated in part by the representations and warranties of such Member contained herein.

          (b) Such Member has the requisite power and authority (whether corporate or otherwise) and legal capacity to enter into, and to carry out its obligations under, this Agreement.

          (c) The execution and delivery by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby have been duly authorized prior to the date of this Agreement by all necessary action on the part of such Member.

          (d) This Agreement has been duly executed and delivered by such Member and constitutes a valid and binding obligation enforceable against such Member in accordance with its terms.

          (e) Such Member is not subject to, or obligated under, any provision of (i) any agreement, arrangement or understanding, (ii) any license, franchise or permit or (iii) any law, regulation, order, judgment or decree that would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of such Member's assets would be created, by such Member's execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for such agreements as to which a
                                  ------
Member has previously obtained the consent of the other party or parties thereto.

          (f) No authorization, consent or approval of, waiver or exemption by, or filing or registration with, any public body, court, third party or authority is necessary on such Member's part, which has not previously been obtained by such Member for the consummation of the transactions contemplated by this Agreement.

          (g) No person or entity has or will have, as a result of any act or omission by such Member any right, interest or valid claim against the Company or any other Member for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                                  Article XIX.
                            Miscellaneous Provisions
                            ------------------------

          Section 19.1. Channel Conflict; Confidentiality and Nonsolicitation.
                        -----------------------------------------------------

          (a)  Channel Conflict.  The Members have agreed to certain principles
               ----------------
involving the distribution of automotive windshields and tempered glass by the Company and the Members, as follows, which principles shall apply so long as PPG's Equity Percentage exceeds 50%:

               (i) As the Company is a controlled subsidiary of PPG, sales and pricing to customers by the Company will be coordinated and set by PPG (independently of Apogee), subject to the principles set forth in a Channel Conflict Document ("CCD") agreed by the parties of even date herewith.

               (ii) Except for sales of automotive windshields and tempered glass to the CCD customers listed in the CCD, and limited to the quantities identified in the CCD, either or both PPG and/or the Company may make sales to any customers in any quantities.

               (iii) In all situations in which PPG and the Company may make sales to the same customers, PPG has the right to coordinate sales and pricing to all such customers by the Company and by PPG.

               (iv) Except for sales of automotive windshields and tempered glass to the CCD customers listed in the CCD, and limited to the quantities identified in the CCD, Apogee may make sales to any customers in any quantities at prices independently set by Apogee. Apogee agrees that it shall prevent the disclosure to any employees of Apogee or its subsidiaries who have any involvement in sales under this Section

     19.1(a)(iv), of any proprietary, commercial information of the Company or PPG regarding pricing to customers of the Company or PPG.

If a Member believes, in good faith, that the market for distribution of such products has materially changed after the date hereof such that the procedures set forth in the CCD no longer are commercially viable, such Member shall be entitled to propose modifications to the CCD, which modifications shall only be effective upon a Member Special Vote. If the Members do not agree to such proposed modifications, such Member shall be entitled to trigger the dispute resolution procedures set forth in Section 19.15 hereof.

          (b) Confidentiality.  Except as consented to by the Company and as and
              ---------------
to the extent required by law, each Member hereby agrees that neither it nor any of its Affiliates will, directly, indirectly or otherwise, disclose, publish, make available to, or use for its own benefit or the benefit of any Person for any reason or purpose whatsoever, any Confidential Information; provided,
                                                                --------
however, that no Member or Affiliate thereof shall be obligated to treat as
-------
confidential any Confidential Information that (i) was publicly known at the time of disclosure to such Member or Affiliate, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to such Member or Affiliate by a third party. The parties hereto stipulate and agree that the foregoing matters are important, material and confidential proprietary information and trade secrets that affect the successful conduct of the business of the Company (and any successor or assignee of the Company).

          (c) Non-Solicitation.  In addition, each Member hereby agrees that,
              ----------------
during the Nonsolicitation Period, neither such Member nor any of its Affiliates will, either on its own account or jointly with or as an advisor, agent, representative, principal, partner, joint venturer, owner or equity holder or otherwise on behalf of any other Person, directly or indirectly solicit or attempt to solicit away from the Company, or otherwise interfere with the employment relationship with, any officer, employee, representative or other agent of the Company or offer employment to any person who, on or during the six
(6) months immediately preceding the date of such solicitation or offer, is or was an officer, employee, representative or other agent of the Company; provided, however, that the foregoing restrictions shall not apply to a Member
--------  -------
with respect to officers of the Company who remain employees of such Member; and provided further, however, after three (3) years from the Closing, the foregoing
-------- -------  -------
restriction shall not apply to a Member or its Affiliate soliciting or attempting to solicit up to two (2) Company employees per year who have the equivalent of 551 "Hay points" or more, provided such employees who are to be employed by a Member or its Affiliate remain employed by the Company for up to ninety (90) days to allow a replacement to be hired.

          (d) Acknowledgment and Enforcement.  Each Member agrees that the
              ------------------------------
restrictions and agreements contained in this Section 19.1 are reasonable and necessary to protect the legitimate interests of the Company and the other Member and its Affiliates and that any breach of this Section 19.1 will cause substantial and irreparable harm to the Company and the non-breaching Member and its Affiliates that would not be quantifiable and for which no adequate remedy would exist at law. Accordingly, the Company and the non-breaching Member shall each be entitled to obtain injunctive or other equitable relief for any violation of this Section 19.1, without the necessity of proving damages or posting of any bond, and such equitable relief shall be in addition to any other remedies, whether at law or in equity, that may be available to the Company and the non-breaching Member. Furthermore, each Member acknowledges and agrees that if the Company fails to enforce this Section 19.1, each Member may take such action as it deems necessary to ensure compliance by the other Member with the terms of this Section 19.1.

          (e) Blue Pencil Doctrine.  If the duration or geographical extent of,
              --------------------
or business activities covered by, this Section 19.1 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. Each Member acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement is to be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          Section 19.2.  Additional Actions and Documents.  Each of the
                         --------------------------------
Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

          Section 19.3.  Notice.  Any notice or other communication to any
                         ------
party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (first class, postage prepaid) addressed, if to the Company, to the principal office of the Company set forth in Section 1.2 hereof or to such other address as the Company shall notify the Members in writing; and if to the Members, to their respective addresses set forth in Schedule A hereof or in the register maintained by the Company, or to such other address as any such Member may hereafter designate by notice in writing to the Chair and Company. All periods of notice shall be measured from the date of delivery thereof if manually delivered, when receipt is acknowledged if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four (4) days after the date of mailing if mailed.

          Section 19.4.  Severability.  The invalidity of any one or more
                         ------------
provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

          Section 19.5.  Survival.  It is the express intention and agreement
                         --------
of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

          Section 19.6.  Waivers.  Neither the waiver by a Member of a breach
                         -------
of or a default under any of the provisions of this Agreement, nor the failure of a Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder shall thereafter be construed as a waiver of any such provisions, rights, remedies or privileges hereunder.

          Section 19.7.  Exercise of Rights.  No failure or delay on the part
                         ------------------
of a Member or the Company in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the Company shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member or the Company would otherwise have at law or in equity or otherwise.

          Section 19.8.  Binding Effect.  Subject to any provisions hereof
                         --------------
restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and permitted assigns.

          Section 19.9.  Limitation on Benefits of this Agreement.  It is the
                         ----------------------------------------
explicit intention of the Members that no person or entity other than the Members and the Company is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the Company, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective heirs, legal representatives, successors and assigns as permitted hereunder) and the Company; provided, however, that the Indemnitees
                                      --------  -------
shall, as intended third-party beneficiaries thereof, be entitled to the enforcement of Sections 8.1 and 8.2 hereof, but only as insofar as the obligations sought to be enforced thereunder are those of the Company.

          Section 19.10.  Waiver of Partition.  The Members hereby waive any
                          -------------------
right of partition or any right to take any action that otherwise might be available to them for the purpose of severing their relationship with the Company or interest in assets held by the Company from the interest of the other Members, except to the extent consistent with Article XIV and XV and Section
19.15 hereof.

          Section 19.11.  Entire Agreement.  This Agreement, any Schedules and
                          ----------------
Exhibits and the Certificate of Formation together contain the entire agreement among the Members with respect to the matters contained herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

          Section 19.12.  Pronouns.  All pronouns shall be deemed to refer to
                          --------
the masculine, feminine, neuter, singular or plural, as the identity of the antecedent may require.

          Section 19.13.  Headings.  Article and Section headings contained in
                          --------
this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          Section 19.14.  Governing Law.  This Agreement, the rights and
                          -------------
obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

          Section 19.15.  Dispute Resolution.  Subject to the provisions of
                          ------------------
Sections 19.1 hereof, the Members agree to settle any controversy, claim or dispute of whatever nature arising between them under this Agreement or in connection with the transactions contemplated hereunder, including those arising out of or relating to the breach, termination, enforceability, scope or validity hereof (any such controversy, claim or dispute, a "Dispute"), as follows:

          (a) At the written request of a Member, each Member will direct its Chief Financial Officer for Apogee and Senior Vice President, Finance for PPG to meet and negotiate in good faith to resolve any Dispute. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the Members, but may include participation by one or more of the Managers designated by either Member. Upon agreement between the Members, the Members may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives of the Members for the purposes of these negotiations shall be treated as Confidential Information developed for the purposes of settlement, exempt from discovery and production, which shall not be admissible in any lawsuit without the concurrence of both Members. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such lawsuit or other binding proceeding agreed to by the Members.

          (b) If the negotiations required by Section 19.15(a) hereof do not resolve the Dispute within thirty (30) days after the initial written request, the Members shall jointly select a neutral third party as a mediator to assist the Members in resolving such Dispute, and continue to negotiate in good faith to resolve the Dispute.

          (c) With respect only to Disputes that would not, with the passage of time without resolution, enable a Member to deliver a Dispute Trigger Notice under subsection (d) of this Section 19.15, in the event that the mediation provided under subsection (b) of this Section 19.15 does not resolve the Dispute within forty-five (45) days after commencement thereof, then the parties will resolve such Dispute under the provisions of this subsection (c). Any unresolved Dispute shall be settled by binding arbitration in accordance with the then current CPR Rules for Non-Administered Arbitration in effect on the date of the referral of such dispute to arbitration by three (3) independent and impartial arbitrators, none of whom shall be appointed by either party, provided however, at least one (1) arbitrator shall be a retired judge (collectively, the "Arbitrators"). The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S)1-16 (the "Federal Arbitration Act") to the exclusion of state laws inconsistent therewith and judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction thereof. The Arbitrators are not empowered to award a monetary amount in excess of compensatory damages sufficient to reimburse fully and make whole the prevailing party for all direct, out-of-pocket costs and expenses, including reasonable attorney's fees, incurred by the prevailing party, it being understood that the prevailing party shall also be entitled to reimbursement for additional direct, out-of-pocket costs and expenses, including reasonable attorneys' fees, that must be incurred by such prevailing party after the date of the Arbitrators' award on account of the same set of facts and circumstances giving rise to that award. Each party hereby irrevocably waives the right to recover any excess monetary damages with respect to disputes resolved by arbitration herein. Either party shall have the right to seek, at its own cost and expense, preliminary and temporary injunctive relief solely to preserve the status quo of the parties, pending the Arbitrators' determination. The following procedures shall apply:

               (i) unless the parties agree otherwise, the place of arbitration shall be in Pittsburgh, Pennsylvania if the arbitration is initiated by Apogee and Minneapolis, Minnesota if the arbitration is initiated by PPG;

               (ii) the parties may review and delete potential Arbitrators from the panel list before final selection of the arbitration panel is made from such list;

               (iii) prior to the actual arbitration hearing, each party shall provide the Arbitrators, in writing, with the exact ruling (monetary and/or otherwise) that it seeks the Arbitrators to render on its behalf;

               (iv) the Arbitrators, acting by at least a two (2) to one (1) majority determination, must render their decision in favor of one party or the other in the exact form of the ruling requested by the prevailing party;

               (v) the Arbitrators must determine the prevailing party by interpreting the meaning and intent of the language of the Agreement, applying the applicable law to the relevant facts and picking the arbitration ruling proposed by the party that most closely correlates to their decision based upon the Agreement, the applicable law and the relevant facts;

               (vi) the losing party shall pay all costs, fees and expenses of the Arbitrators and the arbitration process charged to the parties. This does not include the cost of attorneys' fees, travel costs, preparation time or other costs incurred by the parties or their witnesses, including experts, which costs shall be paid by the party incurring them;

               (vii) except as provided in the Federal Arbitration Act, the decision of the Arbitrators is final and binding on the parties, and no appeal of any kind may be taken;

               (viii) unless otherwise provided in the Agreement, the statute of limitations of the State of Delaware applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses shall be available based upon the passage of time during any negotiation or mediation called for by subsection (b) of this Section 19.15; and

               (ix) in the event of any inconsistency or conflict between this subsection (c) of Section 19.15 and the applicable CPR Rules for Non-Administered Arbitration, this subsection (c) of Section 19.15 shall govern and control.

          (d) With respect only to a Dispute regarding an action requiring either a Member Special Vote (including a failure to obtain a quorum at a Member meeting on two (2) consecutive occasions to consider such a matter) or a Board Supermajority that is continuing without resolution sixty (60) days after the Members have obtained the assistance of a neutral mediator in accordance with subsection (b) of this Section 19.15, either Member shall have the right to send written notice that it is exercising its dispute trigger rights under this
Section 19.15 with the consequence set forth herein (a "Dispute Trigger
Notice").

          (e) If Apogee sends a Dispute Trigger Notice to PPG in accordance with subsection (d) of this Section 19.15, such Dispute Trigger Notice will have the same legal force and effect and thereby give rise to the same rights and obligations as the delivery of an Apogee Performance Trigger Notice under
Section 14.3.

          (f) If PPG sends a Dispute Trigger Notice to Apogee in accordance with subsection (d) of this Section 19.15 (a "PPG Dispute Trigger Notice"), Apogee will respond in writing within sixty (60) days to PPG as to its preference of either:

               (i) PPG purchasing all of Apogee's Membership interest at the purchase price and on the same payment schedule as would be obtained under a purchase of all of Apogee's Membership Interest pursuant to Section 14.3(b)(i) and 14.3(c); or

               (ii) dissolution and liquidation of the Company in accordance with the procedures provided in Section 14.3 and Article XV.

          (g) If Apogee requests in its response a purchase of all of its Membership Interest under subsection (e)(i) of this Section 19.15, PPG will respond in writing within sixty (60) days that it will either:

               (i) complete such purchase as if it was purchasing all of Apogee's Membership Interest pursuant to Section 14.3 (in which event PPG will be obligated to complete such purchase in accordance with the requirements of Section 14.3); or

               (ii) dissolve and liquidate the Company in accordance with the procedures provided in Section 14.3(e) and Article XV.

In the event that PPG does not make an election as required under this Section 19.15(f) within the sixty (60)-day period described above, PPG shall be deemed to have made the election set forth in Section 19.15(f)(ii) hereof.

          (h) If Apogee either requests in its response a dissolution and liquidation under subsection (e)(ii) of this Section 19.15 or does not respond to the PPG Dispute Trigger Notice within the sixty (60) days provided, PPG will pursue a dissolution and liquidation of the Company in accordance with the procedures provided in Section 14.3(e) and Article XV.

          For the avoidance of doubt, the Members agree that, except for a Member's right to propose modifications to the Channel Conflict Procedures and, if rejected, to treat such rejection as a "Dispute" for purposes of this Section 19.15, no amendment of this Agreement proposed by a Member that is not adopted by Member Special Vote shall, in and of itself alone (and without taking into account other circumstances which may bear on such proposal) enable a Member to trigger the dispute resolution mechanisms of this Section 19.15. Either Member may enforce its rights under subsections (d)-(h) of this Section 19.15, as the case may be, through the binding arbitration procedures set forth in subsection
(c) of this Section 19.15.

          Section 19.16.  Jurisdiction; Venue; Process.  The parties to this
                          ----------------------------
Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any federal or state court located in the State of Minnesota, County of Hennepin or the Commonwealth of Pennsylvania, County of Allegheny. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

          Section 19.17.  Execution in Counterparts.  To facilitate execution,
                          -------------------------
this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

[The remainder of this page left blank intentionally. Signature page follows.]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              PPG INDUSTRIES, INC.

                              By /s/ Garry A. Goudy
                                -------------------
                                Its Vice President, ARG
                                   --------------------

                              APOGEE ENTERPRISES, INC.

                              By /s/ Robert G. Barbieri
                                -----------------------
                               Its Chief Financial Officer
                                  ------------------------